Confidential
Execution Version

Exhibit 10.3

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COLLABORATION AND EXCLUSIVE LICENSE AGREEMENT, AS AMENDED
This Collaboration and Exclusive License Agreement, is made effective as of February 24, 2021 (the “Effective Date”), as amended as of April 29, 2025 (the “Amendment Effective Date”) (such Collaboration and Exclusive License Agreement, as amended, this “Agreement”), by and between Takeda Pharmaceutical Company Limited, a company incorporated under the laws of Japan having its principal place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (“Takeda”) and Novavax, Inc., a Delaware corporation having its principal place of business at 700 Quince Orchard Rd., Gaithersburg, MD 20878, United States (“Novavax”). Novavax and Takeda are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
Recitals
WHEREAS, Takeda is a pharmaceutical company engaged in the research, development and commercialization of products useful in the amelioration, treatment or prevention of human disease and conditions;
WHEREAS, Novavax is a late-stage biotechnology company engaged in the research, development and commercialization of vaccine products for the prevention of infectious disease based on its proprietary recombinant nanoparticle vaccine technology;
WHEREAS, Novavax is developing and testing a Vaccine (as defined below) for the prevention of the novel coronoaviruus disease associated with the SARS-CoV-2 virus (“COVID-19”);
WHEREAS, the Government of Japan (“GOJ”) has appealed to certain Japanese corporations to engage in a project to establish one (1) or more manufacturing plants in Japan to supply vaccines to the Japanese public in connection with the current COVID-19 pandemic and is providing certain funding to aid such Japanese corporations in this effort through a government subsidy (the “Appeal”);
WHEREAS, Takeda responded to the Appeal by applying for funding in the amount of [***] for the activities contemplated under this Agreement (the “GOJ Funding”), which included the Requested Milestone Funding (as defined below), [***] was granted by the GOJ on July 31, 2020 and [***] JPY was granted by GOJ on August 31, 2020, in each case, such granted amounts are subject to further GOJ approval based on its review of Takeda’s use of funds;

DB2/ 50302435.21

WHEREAS, subject to the terms and conditions of this Agreement, the Parties desire to: (a) transfer technology from Novavax to Takeda to enable Takeda to Manufacture the Vaccine, (b) collaborate and exchange information with respect to the clinical development and regulatory development activities for the Vaccine, and (c) enable Takeda, through the grant of an exclusive license, to further Develop, Manufacture and Commercialize the Vaccine in the Takeda Territory (each as defined below);
WHEREAS, after good faith discussions, the Parties desire to amend the Collaboration and Exclusive License Agreement dated as of February 24, 2021 (the “Prior Agreement”), such that the rights and obligations of the Parties prior to the Amendment Effective Date shall be deemed to have continued without interruption and this Agreement based on the terms and conditions set forth below would take effect on and after the Amendment Effective Date;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article 1
DEFINITIONS
1.1“Adjuvant” means Novavax’ saponin-based adjuvant, known as Matrix-M™, which is comprised of the components [***] (the “Adjuvant Components”), and such other adjuvant(s) as may be adopted by Novavax for use in the Vaccine in the Novavax Territory and approved for such use by Regulatory Authorities in the Takeda Territory.
1.2“Affiliate” means, with respect to a particular Party, a Person that directly or indirectly controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) shall be presumed to exist with respect to a Person in the event of possession, direct or indirect, of (a) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (b) fifty percent (50%) or more of the voting securities or other comparable equity interest of such Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the U.S., the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case, such lower percentage shall be substituted in the preceding sentence, provided, that such foreign investor has the power to direct or cause the direction of the management and policies of such Person.
1.3“Alliance Manager” means the individual appointed by each Party from within his or her respective organization to coordinate and facilitate the communication, interaction and cooperation of the Parties pursuant to this Agreement. The Alliance Managers shall be the primary contact between the Parties with respect to the activities conducted pursuant to this Agreement.
1.4“Alternate Antigen” means any and all [***].
1.5“Anti-Corruption Laws” means all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as

DB2/ 50302435.21

amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.
1.6“Antigen” means any and all Novavax Developed Antigens and any and all Alternate Antigens.
1.7“Applicable Law” means all applicable laws, statutes, ordinances, regulations, directives, guidelines, rules, orders or other pronouncements of any kind whatsoever of any Governmental Authority, including the Japanese Act on Securing Quality, Efficacy and Safety of Products including Pharmaceuticals and Medical Devices (Act No. 145 of 1960), the Japanese Ministerial Ordinance on Standards for Manufacturing Control and Quality Control for Drugs and Quasi-drugs, the Japanese Ordinance of Ministry of Health, Labour and Welfare No. 179, U.S. Food, Drug and Cosmetic Act, (21 U.S.C. §§ 301 et seq.) (“FFDCA”), the Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §§ 335a et seq.), the U.S. Patent Act (35 U.S.C. §§ 1 et seq.), the Federal Civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the Anti-Kickback Statute (42 U.S.C. §§ 1320a-7b et seq.) and all Anti-Corruption Laws, all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder and including any foreign equivalents of any of the foregoing.
1.8“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including 37 C.F.R. Part 401, and any successor statutes or regulations.
1.9“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks located in the State of New York, U.S., or Japan, are authorized or obligated by Applicable Law to close.
1.10“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date and end on the last day of the Calendar Quarter in which the Effective Date falls, and (b) the last Calendar Quarter of the Term shall end on the termination date of this Agreement.
1.11“Calendar Year” means the twelve (12) month period ending on December 31; provided, however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2020, and (b) the last Calendar Year of the Term shall end on the termination date of this Agreement.
1.12“Change of Control” means any of the following: [***]
1.13“Clinical Trial” means any human clinical study or trial of the Vaccine.
1.14“Commercialize” or “Commercialization” means all activities, whether initiated or conducted prior to or following Regulatory Approval for the Vaccine in support of the promotion, marketing, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering) of the Vaccine, including: (a) sales force efforts, detailing, advertising, marketing and Promotional Materials, sales and distribution, pricing, contracting managed markets and medical affairs, including publications, medical education, medical information, clinical science liaison activities, investigator initiated sponsored research programs and health economics and outcomes research; (b) Post-Marketing Studies; (c) product security activities that may include enhancing supply chain security, implementing brand protection technologies, intelligence gathering, forensic analysis, customs

DB2/ 50302435.21

recordation, and anti-counterfeiting enforcement action, such as taking internet countermeasures, collaborating with law enforcement and seeking criminal restitution; and (d) other similar activities directly relating to the Vaccine. “Commercialize” means to engage in Commercialization activities.
1.15“Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party or its Affiliate with respect to any objective, activity or decision to be undertaken hereunder, [***].
1.16“Confidential Information” means, subject to ARTICLE 12, all non-public or proprietary Information disclosed by a Party to the other Party under this Agreement, which may include Information, ideas, concepts, Know-How, inventories, machines, development, skill, experience, clinical and regulatory strategies and Data, financial data (including capital investments, cost structures, staffing and overhead rates, out-of-pocket expenses and operating margins) without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form. Confidential Information shall include the terms and conditions of this Agreement.
1.17“Control” or “Controlled” means, when used in reference to any Information, Know-How, Patent, other intellectual property right, other intangible property, or materials, possession (including ownership or in-license) by a Party, including its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant a license or sublicense or other right to use or access such Know-How, Patent, other intellectual property right, other intangible property, or materials, as applicable, without violating the terms of any agreement or other arrangement with, or necessitating the consent of, any Third Party.
1.18“Cost of Goods Sold” means (a) with respect to a Vaccine that is Manufactured by a Third Party, the actual purchase price paid by Takeda or its Affiliate to such Third Party for such Vaccine, and (b) with respect to a Vaccine that is Manufactured directly by Takeda or its Affiliate, the Direct Expenses and Indirect Expenses (each as defined below) incurred in connection with the Manufacture of the Vaccine, facility expenses including depreciation, and overhead, in each case ((a) and (b)) calculated in accordance with IFRS. Cost of Goods Sold shall not include any: (i) manufacturing variances due to idle plant capacity, not allowed as a capitalized expenses under IFRS, (ii) expenses allocable to other products, or (iii) any profit related to intercompany transfer pricing.
1.19“Cover”, “Covering” or “Covered” means, with respect to any Patent and the subject matter at issue, that, in the absence of ownership of or a license granted under a Valid Claim of such Patent, the practice or Exploitation of the subject matter at issue would infringe such Valid Claim, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue.
1.20“Data” means research, pharmacology, toxicological, preclinical, Clinical Trial, technical, chemical, formulation, Manufacturing, analytical and quality control, safety, and scientific data, including raw data, original records, investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, and safety and other electronic databases.
1.21“Development” means, with respect to the Vaccine, all research, non-clinical and clinical drug development activities, including toxicology, pharmacology, and other non-clinical efforts, statistical analysis, formulation development, delivery system development, CMC (chemistry, manufacturing and controls) activities, statistical analysis, the performance of Clinical Trials, or other activities reasonably necessary in order to obtain or maintain Regulatory

DB2/ 50302435.21

Approval of the Vaccine. “Development” shall exclude all Commercialization activities. When used as a verb, “Develop” means to engage in Development activities.
1.16“Development Plan” means the high-level overall plan provided by Takeda to the JSC for the material Development activities reasonably necessary to obtain Regulatory Approval for the Vaccine in the Takeda Territory.
1.22“Direct Expenses” means those material and labor and services expenses in accordance with Takeda’s accounting for cost of goods which are specifically attributable to Manufacture of the Vaccine, including expenses of raw materials, Adjuvant Price paid for the Adjuvant used in the Vaccine, Manufacturing supplies, solvents, containers, container components, packaging, labels and other printed materials used in production all of which shall be determined in accordance with IFRS. Direct labor expenses include allocated FTE cost for personnel directly involved in Manufacturing the Vaccine in accordance with cGMP requirements such as production, quality control, quality assurance, microbiology, and other similar departments as needed and to the extent such personnel participate directly in the production of the Vaccine and components thereof. Direct service expenses include Third Party Expenses incurred for services related to the Manufacture of the Vaccine or components thereof.
1.23“Dollars,” “USD” or “$” means United States Dollars.
1.24“EMA” means the European Medicines Agency or any successor agency or authority having substantially the same function.
1.25“European Union” or “EU” means all of the European Union member states as of the applicable time during the Term, and any successor thereto.
1.26“Exploit” or “Exploitation” means to research, make, have made, distribute, import, export, use, have used, sell, have sold, offer for sale or otherwise exploit, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured or otherwise dispose of.
1.27“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
1.28“First Sale” means the first sale of the Vaccine under this Agreement by Takeda, its Affiliates or its sublicensees to an end user or prescriber for use or resale of the Vaccine in a country in the Takeda Territory where Regulatory Approval of the Vaccine has been obtained and where the sale results in a Net Sale. Sale of a Vaccine under this Agreement by Takeda to an Affiliate of Takeda or to a sublicensee of Takeda shall not constitute a First Sale unless such Affiliate or such sublicensee is the end user of such Vaccine and such sale results in a Net Sale. For the avoidance of doubt, in no event will a sale to the GOJ that is later cancelled in its entirety by GOJ constitute a First Sale.
1.29“Force Majeure” means any event beyond the reasonable control of the affected Party including embargoes; war or acts of war, including terrorism, insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics, pandemics or other health crises, including any COVID-19 Effect as set forth in Section 16.4(b); fire, floods, earthquakes, tsunami or other acts of nature; [***] and failure of plant or machinery (provided, that such event or failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

DB2/ 50302435.21

1.30“FTE” means (a) for an individual residing in Japan, the equivalent of a full time individual’s work time actually spent on the performance of activities under this Agreement over a twelve (12) month period (including normal vacations, sick days and holidays) based on [***] hours worked per twelve (12)-month period or (b) for an individual residing outside of Japan, the equivalent of a full time individual’s work time actually spent on the performance of activities under this Agreement over a twelve (12) month period (including normal vacations, sick days and holidays) based on [***] hours worked per twelve (12)-month period. Such FTE time actually spent on the performance of activities under this Agreement shall be tracked by a time keeping system. The Parties acknowledge that Takeda currently uses [***] as its time keeping system for FTE. Each individual utilized by Takeda in connection with its performance under this Agreement may be less than, but not greater than, one FTE based on the hours actually worked by such individual.
1.31“Good Clinical Practices”, “GCP” or “cGCP” means the applicable then-current standards, practices and procedures for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) those standards required by the MHLW, PMDA, FDA, EMA or other Regulatory Authority, including the MHLW Ministerial Ordinance No. 36 and (b) as set forth in the guidelines adopted by the International Conference on Harmonization (“ICH”) titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” or any successor document, in each case of (a) and (b), as such standard or guideline may be updated from time to time.
1.32“Good Laboratory Practices”, “GLP”, or “cGLP” means the applicable then-current standards, practices and procedures promulgated or endorsed by the PMDA as set forth in the Act on Securing Quality, Efficacy and Safety of Products including Pharmaceuticals and Medical Devices (Act No. 145 of 1960), the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and other comparable regulatory standards, practices and procedures promulgated by the MHLW, PMDA, EMA or other Regulatory Authority applicable to the Takeda Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.
1.33“Good Manufacturing Practices”, “GMP”, or “cGMP” means the applicable then-current good manufacturing practices required (a) by the PMDA as set forth in Japanese Ministerial Ordinance on Standards for Manufacturing Control and Quality Control for Drugs and Quasi-drugs and Ordinance of Ministry of Health, Labour and Welfare No. 179, (b) by the FDA, as set forth in the FFDCA, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, or (c) by comparable Applicable Law related to the manufacture and testing of pharmaceutical materials in applicable jurisdiction in the Takeda Territory, including the quality guideline promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, in each case to the extent applicable and as updated from time to time.
1.34“Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).
1.35“IFRS” means the International Financial Reporting Standards, as promulgated by the International Standards Accounting Board.
1.36“IND” means an application to the applicable Regulatory Authority, such as a clinical trial application or a clinical trial exemption, the filing of which is necessary to

DB2/ 50302435.21

commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction, including the Clinical Trial Notification to the MHLW and the Investigational New Drug Application to the FDA.
1.37“Indirect Expenses” means indirect production expenses such as a reasonable allocation of Manufacturing overhead consistent with Takeda’s cost methodology, all of which shall be determined in accordance with IFRS and applied on a consistent basis, including but not limited to manufacturing and pricing variances, inventory losses, depreciation, personnel directly supporting the Manufacturing of the Vaccine in accordance with cGMP requirements, including labor for and indirect expenses of quality control, quality assurance, raw material acquisition and acceptance, microbiology, document control, calibration/validation, and non Development Expenses for process development and analytical methods development, excluding any Direct Expenses.
1.38“Information” means information, inventions, discoveries, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority or patent office, data, including pharmacological, toxicological, non-clinical and clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed, whether or not patentable.
1.39“Inventions” means any and all inventions, discoveries and developments, whether or not patentable, made, conceived or reduced to practice in the course of performance of this Agreement, whether made, conceived or reduced to practice solely by, or on behalf of, Novavax, Takeda, the Parties jointly, or any Affiliate of the same.
1.40“Joint Know-How” means all Know-How jointly Controlled by Novavax (or its Affiliates) and Takeda (or its Affiliates) at any time during the Term, including any Know-How disclosed by or contained in Joint Inventions, [***] to Exploit the Vaccine.
1.41“Joint Patents” means all Patents jointly Controlled by Novavax (or its Affiliates) and Takeda (or its Affiliates) at any time during the Term, including any Patents Covering any Joint Inventions [***] to Exploit the Vaccine.
1.42“Joint Technology” means all Joint Know-How and Joint Patents.
1.43“JPY” means the Japanese Yen.
1.44“Know-How” means Information and Inventions but excludes Information contained within a Party’s Patents.
1.45“Knowledge” means, with respect to a Party, [***].
1.46“Manufacturing” means all activities related to the manufacturing of the Vaccine, Starting Materials, or any ingredient thereof, for Development and Commercialization, including manufacturing process development, validation, process improvements, associated analytical development and validation, the manufacture and testing of stability or consistency lots, labeling, packaging, in-process and testing, release of the Vaccine or any ingredient thereof, quality

DB2/ 50302435.21

assurance activities related to manufacturing and release of the Vaccine, ongoing stability tests and regulatory activities related to any of the foregoing. When used as a verb, “Manufacture” means to engage in Manufacturing activities.
1.47“Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell the Vaccine (but excluding Pricing Approval) in any particular country or regulatory jurisdiction.
1.48“MHLW” means the Japanese Ministry of Health, Labour and Welfare, or a successor agency thereto.
1.49“NDA” means a New Drug Application or supplemental New Drug Application submitted to PMDA or to the FDA pursuant to Part 314 of Title 21 of the U.S. C.F.R., including any amendments thereto, or similar application or submission for Regulatory Approval of a Vaccine filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.
1.50“Net Sales” means, with respect to the Vaccine, the gross amounts invoiced or received (including cancellation fees, grants and monetary subsidies), whichever is the first to occur, by Takeda, its Affiliates and its and their respective sublicensees for sales, contract for sale or disposition of such Vaccine to Third Parties, less the following deductions, to the extent reasonable, customary, and consistently applied and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to Takeda, its Affiliates and its or their respective sublicensees:
1.51[***]“Novavax Blocking IP” means any Third Party intellectual property that is necessary for the Exploitation of the Vaccine in the Takeda Territory and which the use of the Novavax Technology in accordance with this Agreement would infringe such intellectual property; provided that, in no event will any Third Party intellectual property that is necessary solely for the Exploitation of an Alternate Antigen (and not for a Vaccine generally) be deemed “Novavax Blocking IP”.
1.52“Novavax Developed Antigen” means any and all [***]
1.53“Novavax Know-How” means all Know-How that is Controlled by Novavax (or its Affiliate), as of the Effective Date or at any time during the Term, including any Know-How disclosed by or contained in Novavax’ Sole Inventions or Novavax Inventions, [***] to Exploit the Vaccine. For clarity, “Novavax Know-How” shall not include any Know-How pertaining to the Manufacture of the Adjuvant Components by themselves (i.e., prior to the first to occur of (i) mixing the Adjuvant Components to produce the Adjuvant or (ii) co-formulation/combination with the Antigen), but shall include Know-How pertaining to mixing of the Adjuvant Components to produce the Adjuvant.
1.54“Novavax Patents” means all Patents that are Controlled by Novavax (or its Affiliate), as of the Effective Date (as set forth in Exhibit A) or at any time during the Term, including any Patents Covering any of Novavax’ Sole Inventions or Novavax Inventions, [***] to Exploit the Vaccine. For clarity, “Novavax Patents” shall not include any Patents that pertain to the methods of Manufacture of the Adjuvant Components by themselves (i.e., prior to the first to occur of (i) mixing the Adjuvant Components to produce the Adjuvant or (ii) co-formulation/combination with the Antigen), but shall include Patents pertaining to mixing the Adjuvant Components to produce the Adjuvant.
1.55“Novavax Technology” means all Novavax Know-How and Novavax Patents.

DB2/ 50302435.21

1.56“Novavax Territory” means all countries and regions in the world other than the country within the Takeda Territory.
1.57“Pandemic Period” means the period from the Effective Date until the earlier of (a) the date on which the World Health Organization (WHO) declares the end of the COVID-19 pandemic, (b) the date on which the COVID-19 pandemic has ended as agreed by the Parties acting reasonably and in good faith, or (c) the end of Calendar Year [***].
1.58“Patents” means all: (a) patents, including any utility or design patent; (b) patent applications, including provisionals, substitutions, divisionals, continuations, continuations in-part or renewals; (c) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues and re-examinations; (d) other patents or patent applications claiming priority directly or indirectly to: (i) any such specified patent or patent application specified in (a) through (c), or (ii) any patent or patent application from which a patent or patent application specified in (a) through (c) claim direct or indirect priority; (e) inventor’s certificates; and (f) in each of (a) through (e), whether such patent, patent application or other right arises in Japan, U.S. or any other jurisdiction in the Takeda Territory.
1.59“Patent Term Extension” means any term extensions, supplementary protection certificates and equivalents thereof offering Patent protection beyond the initial term with respect to any issued Patents.
1.60“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.
1.61“PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan, which is an extra-ministerial bureau of the MHLW that is responsible for, among other things, the evaluation of new drugs, and offers face-to-face consultation services, or a successor agency thereto.
1.62“Post-Marketing Study” means any study conducted by or for Takeda in the Takeda Territory with respect to a Vaccine after submission of an application for Regulatory Approval for such Vaccine, whether initiated by a Party or at the request of an applicable Governmental Authority, to delineate additional information about a Vaccine’s risks, benefits, and optimal use, including safety surveillance studies, pharmacoeconomic studies, pharmacoepidemiology studies, studies relating to different dosing or schedules of administration, studies of the use of the Vaccine in other patient populations or other stages of the disease, or studies of the use of the Vaccine over a longer period of time, but, in any case, excluding any study that is necessary to be completed in order to obtain Regulatory Approval.
1.63“Post-Pandemic Period” means the period extending from the end of the Pandemic Period until the termination of this Agreement.
1.64“Pricing Approval” means any approval, agreement, determination or decision by a Governmental Authority establishing prices that can be charged and/or reimbursed for a Vaccine in a jurisdiction where the applicable Governmental Authority or Regulatory Authority approves or determines the pricing of pharmaceutical products.

DB2/ 50302435.21

1.65“Promotional Materials” means all written, printed, graphic, electronic, audio or video presentations of information, including journal advertisements, sales visual aids, formulary binders, reprints, direct mail, direct-to-consumer advertising, disease awareness materials, internet postings, broadcast advertisements and sales reminder aides (for example, note pads, pens and other such items, if appropriate) that, in each case, are permitted under Applicable Law and intended for use or used by or on behalf of Takeda, its Affiliates or its sublicensees in connection with the Commercialization of the Vaccine in the Takeda Territory.
1.66“Regulatory Approval” means any approval (including supplement, amendment, pre- and post-approval, Pricing Approval and reimbursement approval and including, if applicable, any emergency use authorization or special approval), licenses, registrations or authorizations of any national, regional, state or local Regulatory Authority, department, bureau, commission, council or other Governmental Authority that is necessary for the Commercialization of the Vaccine.
1.67“Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval, or otherwise having jurisdiction over the Vaccine, in a country or jurisdiction, including in Japan, the MHLW and the PMDA; in the U.S., the FDA; in the EU, the EMA; and in the United Kingdom, the UK Medicines and Healthcare products Regulatory Agency (“MHRA”).
1.68“Regulatory Documentation” means, with respect to the Vaccine, all: (a) Regulatory Materials, including all Regulatory Materials with respect to the Adjuvant, and all data (including any Development Data) contained or referenced therein and all supporting documents created for, submitted to or received from an applicable Government Authority or Regulatory Authority relating to such Regulatory Materials; and (b) other documentation and Information Controlled by a Party which (i) is necessary in order to obtain and maintain Regulatory Approval of the Vaccine, including any registrations and licenses, regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files, complaint files and Manufacturing records or (ii) is mutually agreed by the Parties. For clarity, unless otherwise agreed by the Parties, neither Party has an obligation to the other Party to recreate or regenerate a Regulatory Documentation in any particular format or including any particular data or other content, but a Party may reasonably request that the other Party, at such other Party’s option, either (A) reformat or reorganize any existing Regulatory Documentation, or (B) provide the requesting Party the relevant underlying data in such other Party’s Control so as to permit the requesting Party to reformat or reorganize such existing Regulatory Documentation, in each case so as to satisfy the requirements of the relevant Regulatory Authority(ies).
1.69“Regulatory Filing” means, with respect to the Vaccine, any submission to a Regulatory Authority of any appropriate regulatory application, including any submission to a regulatory advisory board, and any supplement, amendment, variations, extensions and renewals thereof. For the avoidance of doubt, Regulatory Filings shall include any IND, NDA, Biologics License Application (as defined in the FFDCA), MAA or any corresponding application for any country or group of countries.
1.70“Regulatory Materials” means, with respect to the Vaccine, all documentation, correspondence, submissions and notifications submitted to or received from a Regulatory Authority [***] in order to Exploit the Vaccine. For the avoidance of doubt, Regulatory Materials shall include, with respect to the Vaccine, all Regulatory Filings, Regulatory Approvals and amendments and supplements for any of the foregoing, as well as the contents of any official minutes, if available, from meetings (whether in person or by audio conference or videoconference) with a Regulatory Authority that may support or impact any Regulatory Filings

DB2/ 50302435.21

of the other Party. For clarity, unless otherwise agreed by the Parties, neither Party has an obligation to the other Party to recreate or regenerate a Regulatory Material in any particular format or including any particular data or other content, but a Party may reasonably request the other Party to, at such other Party’s option, either (A) reformat or reorganize any existing Regulatory Material, or (B) provide the requesting Party the relevant underlying data in such other Party’s Control so as to permit the requesting Party to reformat or reorganize an existing Regulatory Material, in each case so as to satisfy the requirements of the relevant Regulatory Authority(ies).
1.71“Royalty Term” means the term beginning on [***] until the latest of (a) [***], (b) [***] (c) [***].
1.72“Takeda Fiscal Year” means the twelve (12) month period commencing on April 1 ending on March 31; provided, however, that (a) the first Takeda Fiscal Year of the Term, shall begin on the Effective Date and end on March 31, 2021; and (b) the last Takeda Fiscal Year of the Term shall end on the termination date of this Agreement.
1.73“Takeda Inventions” shall have the meaning set forth in Section 10.1.
1.74“Takeda Know-How” means all Know-How that is both (i) Controlled by the Takeda (or its Affiliate), as of the Effective Date or at any time during the Term, including any Know-How disclosed by or contained in Takeda’s Sole Inventions or Takeda Inventions, and (ii) incorporated by Takeda into the Vaccine during the Term [***] to Exploit the Vaccine.
1.75“Takeda Patents” means all Patents that are both (i) Controlled by Takeda (or its Affiliate), as of the Effective Date or at any time during the Term, including any Patents Covering any of Takeda’s Sole Inventions or Takeda Inventions, and (ii) that Cover any technology incorporated by Takeda into the Vaccine [***] to Exploit the Vaccine.
1.76“Takeda Technology” means all Takeda Know-How and Takeda Patents.
1.77“Takeda Territory” means Japan during the Pandemic Period and Post Pandemic Period, subject to any Post-Pandemic Agreement pursuant to Section 3.6.
1.78“Tax” or “Taxes” means any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed by, or payable to, any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs, or excise authority, body, official or Governmental Authority in the Takeda Territory.
1.79“Territory” means either the Takeda Territory or Novavax Territory, as applicable.
1.80“Third Party” means a Person other than Novavax and Takeda and their respective Affiliates.
1.81“U.S.” means the United States of America, its territories and possessions, including Puerto Rico.
1.82“Vaccine” means any and all COVID-19 vaccines consisting of one or more Antigen(s) formulated with Adjuvant; provided that in no case shall “Vaccine” be deemed to include a finished pharmaceutical product comprising a combination of (i) the Antigen(s)

DB2/ 50302435.21

formulated with the Adjuvant; and (ii) any other prophylactic or therapeutic agent primarily indicated for the treatment of an indication other than COVID-19.
1.83“Vaccine Liabilities” means all losses, damages, fees, expenses and other liabilities suffered or incurred by, or on behalf of, a Party, its Affiliate or its sublicensee and resulting from or relating to [***].
1.84“Valid Claim” means (a) a claim of an issued and unexpired Patent to the extent such claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final order, from which no further appeal can be taken, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (b) a claim within a patent application that has not been pending for more than [***] from the earliest filing date to which such claim or the applicable patent application is entitled to claim priority and which claim has not been revoked, cancelled, withdrawn, held invalid or abandoned.
1.85Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the Section of this Agreement indicated below:

Definition	Section
[***]	9.5(b)
Additional Active	1.50
Adjuvant Components	1.1
Adjuvant Price	8.2(m)
Adjuvant Rolling Forecast	8.2(b)
Agreement	Preamble
Amendment Effective Date	Preamble
Amendment Upfront Payment	9.3(c)
Annual Milestone Payment	9.9(b)
Annual Support Payment	9.9(a)(ii)
Appeal	Recitals
Assay	8.1(a)
Bankruptcy Laws	13.5(b)
Breaching Party	13.3(a)
Claim	15.1
Clinical Trial Materials	8.1(b)
Committee	2.4(a)
Competitive Vaccine	3.3(b)(i)
COVID-19	Recitals
COVID-19 Effect	16.4(b)
CRO	5.3(a)
Cure Period	13.3(a)
Custom PVS	8.3(a)
Development Adjuvant Components	8.2(b)
Development Data	5.3(a)

DB2/ 50302435.21

Disclosing Party	12.1
Dispute or Disputes	14.1
Effective Date	Preamble
GOJ	Recitals
GOJ Funding	Recitals
ICH	1.31
Initial Order Term	8.2(b)
Indemnifying Party	15.3(a)
Indemnitee	15.3(a)
Initial Clinical Trial Materials	8.1(c)
JD&RC	2.3(a)
JMC	2.2(a)
Joint Inventions	10.1
JSC	2.1(a)
Latent Defect	8.2(p)(iii)
Latent Defect Non-Conformance Notice	8.2(p)(iii)
[***]	3.5(b)(ii)
Losses	15.1
MHRA	1.67
Minimum Order Quantity	8.2(b)
Negotiation Period	3.6(a)
Non-Breaching Party	13.3(a)
Novavax	Preamble
Novavax Discontinuation Request	13.4
Novavax Indemnitee	15.1
Novavax Inventions	10.1
Overfill	8.2(b)
Overage	8.2(b)
Packaging and Labeling	6.5
Party or Parties	Preamble
Payments	9.6(a)
Post-Pandemic Agreement	3.6(a)
Prior Agreement	Recitals
Purchase Order	8.2(i)
PVA	6.6
Receiving Party	12.1
Recovery	10.5(c)(iv)
Reference Countries	6.4
[***]	9.1
Samples	8.1(a)

DB2/ 50302435.21

Sole Inventions	10.1
Starting Materials	3.1(b)
Takeda	Preamble
[***]	8.2(f)
Takeda Indemnitee	15.2
Takeda Inventions	10.1
Takeda Vaccine	8.2(f)
Technology Transfer Plan	4.1
Term	13.1
Upstream Agreement	3.5(b)(i)
Useful Development Data	5.3(b)
Vaccine Trademark	7.5(a)
Visual Non-Conformance Notice	8.2(p)(ii)

Article 2
OVERVIEW; MANAGEMENT
2.1Joint Steering Committee.
(a)Formation and Purpose. The Parties agree to establish and convene a Joint Steering Committee (“JSC”) for the overall coordination and oversight of the Parties’ activities under this Agreement, promptly after the Effective Date. The JSC shall consist of representatives and operate by the procedures in accordance with Section 2.4. Except as otherwise provided herein, the role of the JSC shall be to:
(i)discuss the overall strategy for the Development, technology transfer and Regulatory Approval (including the initial approval and any supplements and expansions thereof) of the Vaccine in the Takeda Territory;
(ii)review the progress of any other Committees;
(iii)oversee the Parties’ efforts to coordinate protection of each Party’s respective intellectual property rights related to the Vaccine, including the resolution of disputes related to the ownership of any intellectual property arising in furtherance of the Agreement, in which case neither Party will have final decision-making authority with respect to any such dispute and such dispute shall be resolved in accordance with ARTICLE 14;
(iv)to the extent not prohibited by Applicable Law, discuss and exchange information, communication and operations regarding the Parties’ efforts with respect to the Commercialization activities (A) in the Takeda Territory, including discussing [***] and (B) to the extent mutually agreed upon, in the Novavax Territory;

DB2/ 50302435.21

(v)resolve any disputes arising within the Committees with respect to matters for which the Committees have decision-making authority hereunder, including those disputes escalated from the JD&RC and JMC as provided herein;
(vi)establish other such working groups or subcommittees, as needed to further the purposes of this Agreement, as mutually agreed by the Parties in writing at the JSC; provided, that the JSC shall not be permitted to delegate its final decision-making authority or its dispute resolution obligations;
(vii)abolish any Committee (as defined below), working group or subcommittees, as mutually agreed by the Parties at the JSC;
(viii)[***]
(ix)subject to 5.3(b)(i) (with respect to timing for disclosure of Development Data), exchange information, communication and operations regarding the Development of Vaccine(s); and
(x)perform other obligations specifically delegated to it under this Agreement.
(b)JSC Decisions and Actions. Actions to be taken by the JSC shall be taken only following [***], with each Party having one (1) vote. If the JSC fails to reach [***] on a matter before it for decision for a period in excess of [***] from the date first presented to the JSC in writing, the matter shall be resolved in accordance with each Party’s final decision-making rights, as set forth in this Agreement, provided, that if neither Party has final decision-making authority over a matter under the terms of this Agreement, such matter shall be resolved in accordance with ARTICLE 14; provided, further, that neither Party shall be permitted to exercise its final decision-making authority in a manner that would materially increase the effort expended by the other Party or costs and expenses incurred by the other Party related to the Exploitation of the Vaccine in such other Party’s Territory.
2.2Joint Manufacturing Committee.
(a)Formation and Purpose. The Parties also agree to establish a Joint Manufacturing Committee (“JMC”) which shall monitor and coordinate communication and operations regarding the Parties’ efforts with respect to the technology transfer activities set forth in ARTICLE 4. The JMC shall consist of representatives and operate by the procedures in accordance with Section 2.4. The role of the JMC shall be to:
(i)review, discuss and agree upon the Technology Transfer Plan and all amendments and updates thereto;
(ii)monitor, review and coordinate and discuss the overall progress of the technology transfer activities under the Technology Transfer Plan;
(iii)discuss the then current approved shelf life for the Adjuvant Components, discuss the status of Novavax’ efforts to extend the approved shelf life for the Adjuvant Components and to share information supporting any extension of the approved shelf life for the Adjuvant Components;
(iv)discuss the then current Adjuvant Rolling Forecast and any Adjuvant Component production capacity concerns; and

DB2/ 50302435.21

(v)perform other tasks specifically delegated to it under this Agreement.
(b)JMC Decisions and Actions. All JMC decisions shall be taken following [***], with each Party having one (1) vote. Except with respect to the contents of the Technology Transfer Plan (including amendments and updates thereto), the JMC and the JSC shall not have any decision-making authority over the Manufacturing activities of either Party. Novavax shall have the sole decision-making authority over the Manufacture of the Adjuvant Components; provided that Novavax shall consider Takeda’s comments in good faith with respect to such activities to the extent it [***] affects the Vaccine, including the ability to receive Regulatory Approval for the Vaccine in the Takeda Territory. Takeda shall have the sole decision-making authority regarding: (i) all decisions with respect to the Manufacture of the Vaccine in the Takeda Territory; (ii) all day-to-day Manufacturing activities performed for the Takeda Territory; and (iii) all activities occurring at Takeda’s, its Affiliate’s and its subcontractor’s manufacturing facility; provided that Takeda shall consider in good faith Novavax’ comments with respect to such activities to the extent it [***] affects the Development or Commercialization of the Vaccine (including its components, the Antigen and the Adjuvant), including the ability to receive Regulatory Approval for the Vaccine (including its components, the Antigen and the Adjuvant) in the Novavax Territory. In the event Novavax reasonably believes that Takeda’s final decision would [***] affect the Manufacture, Development, Commercialization and Exploitation of the Vaccine (or any ingredient thereof) in the Novavax Territory, Novavax may notify Takeda in writing to refer such matter to Novavax’ Chief Executive Officer and Takeda’s President of the Global Vaccine Business Unit for good faith discussions within [***] after such notice is received. Unless Novavax’ Chief Executive Officer and Takeda’s President of the Global Vaccine Business Unit agree otherwise, the decision made by Takeda shall be final. If the JMC fails to reach [***] on a matter in which Takeda does not have sole decision-making authority for a period in excess of [***] from the date first presented to the JMC in writing, the matter shall be referred immediately to the JSC.
2.3Joint Development and Regulatory Committee.
(a)Formation and Purpose. The Parties also agree to establish a Joint Development and Regulatory Committee (“JD&RC”) which shall monitor and coordinate communication and operations regarding the Parties’ efforts with respect to the Development and Regulatory Approval of the Vaccine in the Territory. The JD&RC shall consist of representatives and operate by the procedures in accordance with Section 2.4. The role of the JD&RC shall be:
(i)to facilitate the exchange of information between the Parties with respect to their Vaccine-related Development and Regulatory Filing activities;
(ii)to draft, review and discuss the Development Plan and all amendments and updates thereto;
(iii)to monitor, review, coordinate and discuss the overall progress of Development under this Agreement; and
(iv)to perform other obligations specifically delegated to it under this Agreement.
(b)JD&RC Decisions and Actions. Subject to the last sentence of this paragraph, Takeda shall have sole decision-making authority regarding all JD&RC decisions, including (i) all decisions with respect to the Development Plan (including all amendments and updates thereto), (ii) all decisions with respect to the Development of the Vaccine in the Takeda

DB2/ 50302435.21

Territory and (iii) all day-to-day Development activities performed in the Takeda Territory; provided that Takeda shall consider in good faith Novavax’ comments with respect to such activities to the extent it [***] the Development or Commercialization of the Vaccine (including its components, the Antigen and the Adjuvant), including the ability to receive Regulatory Approval for the Vaccine (including its components, the Antigen and the Adjuvant), in the Novavax Territory; and provided further that Novavax shall have sole decision-making authority regarding any activities assigned to it under the Development Plan, including all amendments and updates thereto, so long as it is consistent with the Development Plan, and does not cause unreasonable delay or have any other material negative impact on Regulatory Approval in the Takeda Territory. Unless otherwise mutually agreed by the Parties, neither Party will Develop a formulation of the Vaccine that would reasonably be expected to have a [***] impact on the other Party’s Regulatory Filings in such other Party’s Territory (i.e., the Novavax Territory with respect to Novavax’ Regulatory Filings and the Takeda Territory with respect to Takeda’s Regulatory Filings). If there is a dispute with respect to clause (i) or (ii) in the first sentence of this paragraph, the Parties shall attempt to resolve such dispute in a duly called meeting of the JD&RC, and if such dispute is not time sensitive as determined by Takeda in good faith and was not resolved at such JD&RC meeting, such dispute shall automatically be referred to the JSC for resolution prior to Takeda making its final decision. In the event Novavax reasonably believes that Takeda’s final decision would [***] affect the Development, Commercialization and Exploitation of the Vaccine in the Novavax Territory, Novavax may notify Takeda in writing to refer such matter to Novavax’ Chief Executive Officer and Takeda’s President of the Global Vaccine Business Unit for good faith discussions within [***] after such notice is received. Unless Novavax’ Chief Executive Officer and Takeda’s President of the Global Vaccine Business Unit agree otherwise, the decision made by Takeda shall be final.
2.4Committee Membership and Procedures.
(a)Membership. Novavax and Takeda shall each designate [***] representatives to serve on each of the JSC, JMC and JD&RC (each, a “Committee”) by written notice to the other Party. Promptly after the Effective Date, each Party shall designate up to ***] such representatives for the JSC, the JMC and the JD&RC. Each Committee may elect to vary the number of representatives from time to time during the Term; provided, that, unless otherwise agreed by the Parties in writing at the JSC, each Committee shall maintain [***] representatives from each Party. Each representative shall have the appropriate level of experience in the subject area of the Committee, and at least [***] representative shall have sufficient seniority within the applicable Party’s organization to have the necessary decision-making authority in order for the Committee to fulfill its responsibilities. Either Party may designate substitutes for its Committee representatives if [***] or more of such Party’s designated representatives is unable to be present at a meeting. From time to time each Party may replace its Committee representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s).
(b)Chairperson. Each Committee shall have a chairperson, to be designated as described below. The chairperson shall be responsible for calling and convening meetings, but shall have no special authority over the other members of the Committee, and shall have no additional voting rights. The chairperson (or his/her designee) shall prepare and circulate an agenda reasonably in advance of each upcoming meeting and prepare and issue minutes of each Committee meeting within [***] thereafter. Such minutes shall not be finalized until each Committee representative reviews and approves such minutes in writing; provided, that any minutes shall be deemed approved unless a member of such Committee objects to the accuracy of such minutes within [***] after the circulation of the minutes. Novavax shall appoint the initial chairperson of the JSC and Takeda shall appoint the initial chairperson of the JD&RC. On

DB2/ 50302435.21

[***] after the Effective Date, the Parties shall rotate designation of the chairperson for the JSC and JD&RC for [***]. [***] shall appoint the chairperson of the JMC.
(c)Meetings. Within [***] after the Effective Date, the JSC, the JMC and the JD&RC shall hold a meeting to establish each Committee’s operating procedures. After the initial meeting, unless otherwise agreed by the Parties, each Committee shall meet at least [***] each Calendar Quarter. Meetings of a Committee shall be effective only if [***] of representatives of each Party are present or participating. A Committee may meet, upon mutual agreement of the Parties, either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree; or (ii) by audio or video teleconference. Additional meetings of a Committee may be held with the consent of each Party (such consent not to be unreasonably withheld, delayed or conditioned). In the case of any dispute referred to a Committee, such meeting shall be held within [***] following referral to the Committee or as soon as reasonably possible. [***]
(d)Non-Member Participation. Additional non-members of a Committee having relevant experience may from time to time be invited to participate in a Committee meeting, provided, that such participants shall have no voting rights or powers. Non-member participants who are not employees of a Party or its Affiliates shall only be allowed to attend if: (1) the other Party’s representatives have consented to the attendance (such consent not to be unreasonably withheld, delayed or conditioned); and (2) such non-member/non-employee participant is subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement.
2.5Alliance Managers. Promptly following the Effective Date, each Party shall designate in writing an Alliance Manager to serve as the primary point of contact for the Parties regarding this Agreement. Each Alliance Manager shall facilitate communication and coordination of the Parties’ activities under this Agreement relating to the Vaccine. The Alliance Managers shall not be a member of any Committee but shall be allowed to attend any Committee meeting as a non-voting observer.
2.6Authority. The Parties agree that, in voting on matters as described in this ARTICLE 2, it shall be conclusively presumed that unless otherwise explicitly stated, each voting member of a Committee has the authority and approval of such member’s respective senior management in casting his or her vote. The Committees shall each have only the powers assigned expressly to it in this ARTICLE 2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive any term of this Agreement, including a Party’s compliance with its obligations set forth herein.
Article 3
LICENSES
3.1Grant to Takeda.
(a)Subject to the terms and conditions of this Agreement, Novavax hereby grants to Takeda an exclusive (even as to Novavax and its Affiliates), nontransferable (except as provided in Section 16.5) license or sublicense, as applicable, with the right to grant sublicenses in accordance with Section 3.4, under the Novavax Technology and Novavax’ rights in the Joint Technology, to Exploit the Vaccine in the Takeda Territory. For the avoidance of doubt, the foregoing exclusive license does not include the right to, and Takeda shall not, make, have made, Manufacture or reverse engineer the Adjuvant Components. The Parties acknowledge that Takeda has the right to mix the Adjuvant Components provided by or on behalf of Novavax to produce the Adjuvant to be used to Manufacture the Vaccine.

DB2/ 50302435.21

(b)Subject to the terms and conditions of this Agreement, Novavax hereby grants to Takeda a non-exclusive, nontransferable (except as provided in Section 16.5) license or sublicense, as applicable, with the right to grant sublicenses in accordance with Section 3.4, under Novavax Technology and Novavax’ rights in the Joint Technology, to Manufacture the Vaccine (including all components thereof besides the Adjuvant Components) outside of the Takeda Territory solely to export such Vaccine or any components thereof besides the Adjuvant Components therefrom and import into the Takeda Territory solely for use within the Takeda Territory; provided, however, Takeda may not commence any such activities until it provides Novavax written notice of any such Manufacturing activities to be conducted outside of the Takeda Territory and Novavax consents in writing, [***]. [***]. [***]. Notwithstanding the foregoing, Novavax agrees that Takeda is not required under this Section 3.1(b) to provide foregoing notice or receive the foregoing consent from Novavax to conduct any Manufacturing activities related to procuring and producing Starting Materials (to the extent such Starting Materials are covered by Novavax Technology or Novavax’ rights in Joint Technology) in U.S., EU, United Kingdom and Switzerland for the Vaccine to be distributed in the Takeda Territory. For clarity and notwithstanding any language to the contrary in this Agreement, the Parties acknowledge and agree that nothing in this Agreement shall be construed to limit Takeda’s right to Manufacture any Starting Materials to the extent that such are not covered by Novavax Technology or Novavax’ rights in Joint Technology inside or outside of the Takeda Territory, and further that Takeda may freely do so without providing notice to, or receiving any consent from, Novavax. For the purposes of this Section 3.1(b), “Starting Materials” means raw materials, intermediates, protein fragments, reagents, cell lines, working and master cell banks, working virus bank and master virus seeds and other substances and materials used in the production and/or testing of drug substance or formulated drug product including the Vaccine, but specifically excludes the Adjuvant Components.
(c)Subject to the terms and conditions of this Agreement, Novavax hereby assigns, transfers and conveys to Takeda Novavax’ entire right, title and interest in and to the Vaccine Trademark in the Takeda Territory for use in connection with the Vaccine in the Takeda Territory. For clarity, Novavax shall retain ownership of all right, title and interest in and to the Vaccine Trademark in the Novavax Territory.
3.2Grant to Novavax. Subject to the terms and conditions of this Agreement, Takeda hereby grants to Novavax (i) an exclusive (even as to Takeda and its Affiliates), [***],] non-transferable (except as provided in Sections 3.3(b) and 16.5) license or sublicense, as applicable, with the right to grant sublicenses solely in accordance with Section 3.4, in the Novavax Territory under the Takeda Technology and Takeda’s rights in the Joint Technology to Develop and Commercialize the Vaccine in the Novavax Territory and (ii) a non-exclusive, [***], non-transferable (except as provided in Sections 3.3(b) and 16.5) license or sublicense, as applicable, with the right to grant sublicenses solely in accordance with Section 3.4, in the Novavax Territory under the Takeda Technology and Takeda’s rights in the Joint Technology to Manufacture the Vaccine in the Novavax Territory.
3.3Exclusivity.
(a)Pandemic Period. For the purposes of maximizing public benefit from COVID-19-related treatment and prevention efforts, the Parties agree and acknowledge that, during the Pandemic Period, Takeda will not be subject to any exclusivity obligations that restrict its ability to research, develop, manufacture, commercialize or otherwise exploit any pharmaceutical composition(s), preparation(s) or formulation(s) for the treatment or prevention of COVID-19 (i) in the Takeda Territory and (ii) anywhere in the world outside of the Takeda Territory, provided that this does not expand the geographic scope of the licenses granted under this Agreement. The Parties note that the Pandemic Period has expired.

DB2/ 50302435.21

(b)Post-Pandemic Period.
(i)(1) Effective as of the commencement of the Post-Pandemic Period or another date on which the Parties agree and until the expiration or termination of this Agreement with respect to Takeda and (2) effective as of the Effective Date and until the expiration or termination of this Agreement with respect to Novavax, to the extent permissible by Applicable Laws, neither Party shall, directly or indirectly (including by its Affiliates or by granting any rights to a Third Party), research, develop, manufacture commercialize or otherwise exploit any vaccine candidate or vaccine product for COVID-19 prevention in the Takeda Territory, other than the Vaccine (a “Competitive Vaccine”) without the prior written consent of the other Party. Notwithstanding the foregoing, Takeda shall have the right to sell, market, distribute and otherwise dispose of any inventory of COVID-19 vaccine [***] during the Pandemic Period.
(ii)[***].
3.4Sublicensing and Subcontracting.
(a)Each Party shall have the right to grant sublicenses under Section 3.1 or 3.2, as applicable, (i) to its Affiliates without requiring the other Party’s prior written consent, (ii) to one or more Third Party subcontractors (in accordance with Section 3.4(b)) of such Party (or its Affiliate) without requiring the other Party’s prior written consent to perform the subcontracted activities, and (iii) to Third Parties not under 3.4(b) the entire right to Manufacture or Commercialize the Vaccine through one (1) or multiple tiers of sublicense with prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that, in case of (iii), Novavax shall have the right to grant sublicenses in the Novavax Territory without Takeda’s consent to its licensees which have licensed or assigned to Novavax all Know-How and Patents Controlled by such licensee incorporated by such sublicense into the Vaccine in the licensee’s applicable territory and [***] to Exploit the Vaccine in the Takeda Territory so that such Know-How and Patents are Controlled by Novavax and licensed to Takeda hereunder as Novavax Technology. The Party granting a sublicense of the rights granted to it by the other Party under this Agreement shall enforce the terms of such sublicense in all material respects. Each Party shall remain responsible for the performance of this Agreement and the performance of its sublicensees hereunder.
(b)Subject to Section 8.2(h) with respect to Novavax, each Party shall have the right to subcontract the performance of its obligations hereunder at any given time during the Term; provided, however, that such Party shall ensure that each of its subcontractors accepts and complies with all applicable terms and conditions of this Agreement in all material respects and that such Party shall remain responsible for the performance of its subcontractors hereunder.
3.5No Implied Licenses; Upstream Agreements.
(a)No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party, whether by implication, estoppel, or otherwise. All rights not expressly granted under this Agreement are retained by the applicable Party.
(b)Upstream Agreements.
(i)Certain rights, if any, granted by a Party to the other Party pursuant to Section 3.1 or 3.2, as applicable, under Novavax Technology or Takeda

DB2/ 50302435.21

Technology, as the case may be, were in-licensed or otherwise conveyed to such licensor Party under the agreements set forth on Exhibit C (each, an “Upstream Agreement”), which Exhibit shall be updated from time to time by the Parties to accurately reflect any new in-licensed rights. Each Party, if applicable, shall, and shall ensure that its Affiliates shall, maintain the Upstream Agreements in full force and effect and without any further amendment or replacement that would affect or impact the other Party’s rights hereunder, except with such other Party’s prior written consent. Each Party shall provide the other Party a copy of any proposed amendment of an Upstream Agreement that would affect or impact the other Party’s rights hereunder prior to execution of such amendment. The licensee Party shall have the right to comment on such amendment and the licensor Party shall consider such comments in good faith and obtain written consent from the licensee Party prior to executing such amendment, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that a licensor Party, or any of its Affiliates or sublicensees is or becomes in breach or default of an Upstream Agreement, and the Third Party licensor or counterparty to such Upstream Agreement terminates or is expected to terminate the licensor Party’s rights under such Upstream Agreement, then such licensor Party shall promptly notify the licensee Party of such expectation or termination, as applicable, in writing and shall ensure that licensee Party’s rights, as a sublicensee under such Upstream Agreement, shall continue. This provision will not restrict or eliminate any of a licensee Party’s remedies under this Agreement, or that are otherwise available for such licensee Party under any law or equity.
(ii)As of the Effective Date, Novavax hereby grants sublicenses under the [***] to each of the following Takeda entities: [***]. Upon written request from Takeda, Novavax agrees to grant additional sublicenses under the [***].
3.6Post-Pandemic Takeda Territory.
(a)Negotiation Period. Commencing on the Effective Date and ending on [***], unless otherwise extended by the Parties in writing (the “Negotiation Period”), the Parties shall discuss in good faith and document in writing the inclusion of any or all of the countries set forth in Exhibit D or any other country or region as mutually agreed upon by the Parties as part of the Takeda Territory for the Post-Pandemic Period under this Agreement, subject to mutually agreed upon financial and other terms and conditions, which terms and conditions shall be memorialized in a separate agreement (the “Post-Pandemic Agreement”). For clarity, unless and until the Parties agree to the inclusion of any such country(ies) in the Takeda Territory, the preceding sentence does not limit Novavax’ right to Exploit the Vaccine in any country set forth in Exhibit D. The Parties note that the Negotiation Period has expired without extension.
(b)Notice. If at any time during [***], Novavax receives a bona fide written offer from a Third Party on commercially reasonable terms for the rights to Commercialize the Vaccine during the Post-Pandemic Period in one (1) or more country (ies) in Exhibit D not then included as part of the Takeda Territory prior to the earlier of [May 31, 2021] and the execution of the Post Pandemic Agreement, Novavax shall [***] notify Takeda in writing identifying the country(ies) that is(are) the subject of such offer.
Article 4
TECHNOLOGY TRANSFER
4.1Technology Transfer Plan. Novavax shall transfer to Takeda (a) all Novavax Know-How pursuant to Section 4.2 and the initial Technology Transfer Plan (as defined below)

DB2/ 50302435.21

and (b) all updates to or additional Novavax Know-How that comes into existence after the Effective Date pursuant to Section 4.3. The initial version of the written transfer plan setting forth certain details and timing for the transfer of all Novavax Know-How is set forth in Exhibit E, as may be amended from time to time by the JMC, (the “Technology Transfer Plan”).
4.2Initial Transfer of Novavax Know-How. As set forth in the Technology Transfer Plan, Novavax, [***],] shall transfer to Takeda by the applicable delivery dates set forth in the Technology Transfer Plan one (1) electronic copy of all documents, data (including any Useful Development Data) and materials Controlled by Novavax to the extent such documents, data and materials are specified in the Technology Transfer Plan. For clarity, such initial transfer under the Technology Transfer Plan shall include a transfer of all Novavax Know-How related to any aspect of Manufacturing the Vaccine, including processing of drug substance and fill/finish, but will not include any Know-How pertaining to the Manufacture of the Adjuvant Components by themselves (i.e., prior to the first to occur of (i) mixing the Adjuvant Components to produce the Adjuvant or (ii) co-formulation/combination with the Antigen).
4.3Continued Information Exchange and Assistance. Each Party shall reasonably cooperate and cause its Affiliates to reasonably cooperate with the other Party and its Affiliates to facilitate the technology transfer of any additional Novavax Know-How, including any Novavax Know-How with respect to any Alternate Antigen, generated after the Effective Date but during the Term or Takeda Know-How, as the case may be, to enable the Exploitation of the Vaccine by Takeda in the Takeda Territory or by Novavax in the Novavax Territory in accordance with this Agreement, including by amending the Technology Transfer Plan through the JMC. Such cooperation will include (a) providing the requesting Party with reasonable access by teleconference or in-person any of its employees or contractors involved in the creation or development of the Novavax Know-How or Takeda Know-How, as the case may be, or any employees or contractors involved in the Development or Manufacturing of the Vaccine in the Novavax Territory or the Takeda Territory, (b) providing the requesting Party with a reasonable level of technical assistance and consultation in connection with the transfer to the requesting of Novavax Know-How or Takeda Know-How, as the case may be, and (c) responding to questions raised by the requesting Party or its Affiliates in connection with the Novavax Know-How or Takeda Know-How, as the case may be. For clarity, unless otherwise agreed by the Parties, neither Party has an obligation to the other Party to create or generate any particular Know-How. If Novavax is the Party requesting such cooperation, such cooperation from Takeda shall be at no additional cost to Novavax. If Takeda is the Party requesting such cooperation, Novavax’ FTE costs of such cooperation shall be covered by the Annual Support Payment; provided that Takeda shall reimburse Novavax and its Affiliates any of its actual out-of-pocket costs and expenses which will be paid as pass-through costs pursuant to Section 9.9(a)(ii).
Article 5
DEVELOPMENT
5.1Development Plan. The Development of the Vaccine in the Takeda Territory shall be governed by the Development Plan, an initial draft of which is attached hereto as Exhibit F, subject to Section 2.3(b). The Development Plan will be summary in nature, but will include all material Development activities anticipated to be required for obtaining Regulatory Approval in the Takeda Territory. On at least [***]Takeda shall update and amend, as appropriate, the then-current Development Plan and shall submit such updates and/or amendments for review and comment by the JD&RC. Takeda shall review and consider all comments to the Development Plan from the JD&RC in good faith. For clarity, the Development Plan, including all amendments and updates thereto, shall not require the approval of the JD&RC. At the request of a Party, the Parties shall discuss in good faith whether the foregoing obligation to further amend or update the Development Plan continues to be [***] for the

DB2/ 50302435.21

purposes of fulfilling the objectives of this Agreement. Following such discussion, either Party may propose in writing that the foregoing obligation to update and amend the then-current Development Plan be considered to be fully fulfilled and of no further force or effect, which proposal the other Party agrees to consider in good faith and reasonably accept.
5.2Development Activities.
(a)General. Each of Novavax and Takeda shall use Commercially Reasonable Efforts to execute and perform the activities allocated to it under the Development Plan and cooperate with the other Party in its efforts to execute and perform its responsibilities under the Development Plan. Each Party shall conduct such activities in good scientific manner and in compliance in all material respects with all Applicable Law, including applicable national and international (e.g., ICH, GCP, GLP, and GMP) guidelines.
(b)Other Development Activities.
(i)Post-Marketing Studies. If a Post-Marketing Study in the Takeda Territory is required by the applicable Regulatory Authority or the Parties agree that such a Post-Marketing Study is necessary or reasonably useful, Takeda shall be responsible for such Post-Marketing Study in the Takeda Territory. Unless required by the Regulatory Authority or otherwise agreed by the Parties, Takeda may in its sole discretion determine whether a Post-Marketing Study in the Takeda Territory is necessary and if deemed necessary, shall be responsible for such Post-Marketing Studies within the Takeda Territory. Upon reasonable request of either Party, the other Party shall, at the requesting Party’s reasonable expense for the other Party’s support, beyond an initial [***] of such other Party’s personnel time which initial time shall be [***], provide the requesting Party reasonably necessary or useful technical assistance in the form of responding to questions and providing available and then-existing Information (e.g., post-marketing reports, if available) to support the conduct of such studies in regards to the Manufacturing, nonclinical or clinical area that may be required to meet post-approval commitments in the Takeda Territory or Novavax Territory, as applicable. For clarity, unless otherwise agreed by the Parties, neither Party has an obligation to the other Party to recreate or regenerate any Information in any particular format or including any particular data or other content, but the requesting Party may reasonably request that such other Party, at such other Party’s option, either (A) reformat or reorganize an existing set of Information or (B) provide the requesting Party the relevant underlying data so as to permit the requesting Party to reformat or reorganize such existing Information, in each case so as to satisfy the requirements of the relevant Regulatory Authority(ies).
(ii)Clinical Trial Registry. Novavax agrees to register any Clinical Trials conducted under an IND filed by Novavax in any clinical trial registry (e.g., clinicaltrials.gov) as required by Applicable Law. Novavax further agrees to allow Takeda to post the clinical trial results of such Clinical Trials and to link the registry to the clinical results of all studies that are the basis for the efficacy claims in the Takeda Territory, and the results of any additional studies that are conducted post filing or approval that provide additional information that is relevant to the use of the Vaccine in the Takeda Territory. Takeda shall be responsible for registering in the appropriate clinical trial registry and posting the results of all studies conducted under an IND filed by Takeda for the Vaccine as required by Applicable Law.

DB2/ 50302435.21

5.3Ownership, Disclosure and Use of Development Data.
(a)Any and all Data, Know-How, Information and other results generated by or otherwise known to a Party, its Affiliate or its respective licensees, collaboration partners or contract research organizations (“CROs”) concerning the Vaccine, either now existing or obtained after the Effective Date, including relevant laboratory notebook information, screening data, regulatory data, data from all preclinical studies (including toxicology studies) and clinical trials of the Vaccine, the Adjuvant and the Adjuvant Components, synthesis schemes, including descriptions in any form, data and other information, and including all such data, results and Information created for or provided to any Regulatory Authority, Investigator Review Board, principal investigator of any pre-clinical study or Clinical Trial (collectively, the “Development Data”), shall be owned solely and exclusively by the Party generating such Development Data and shall be Confidential Information of such Party (and each Party shall require that all of its Affiliates and subcontractors assign any of such Affiliates’ and subcontractors’ right, title and interest in and to such Development Data to such Party). Notwithstanding the foregoing, Development Data shall not include Data, Know-How, Information or other results generated that solely relate to the manufacture, structure or composition of matter of the Adjuvant or, the Adjuvant Components.
(b)Subject to Section 5.3(b)(i), each Party shall [***] and fully disclose to the other Party in writing all Development Data generated by or on behalf of such Party, or otherwise Controlled by such Party, with respect to the Vaccine in its own Territory (i.e. Novavax in the Novavax Territory and Takeda in the Takeda Territory) [***] for the other Party to Develop the Vaccine in its own Territory to the extent permitted by Applicable Law and only after such Development Data has been reviewed by such Party’s quality assurance function (“Useful Development Data”). Each Party shall deliver such Useful Development Data existing as of the Effective Date to the other Party as promptly as practicable, in any event within [***] after the Effective Date and any additional Useful Development Data generated after the Effective Date but prior to the Amendment Effective Date shall be delivered by each Party to the other Party within [***] after such Useful Development Data becomes available to the Party upon completion of any Phase II study of Vaccine by or on behalf of a Party and [***] after such Useful Development Data becomes available to the Party upon completion of any Phase III study of the Vaccine by or on behalf of a Party. On and after the Amendment Effective Date, Novavax shall fully disclose to Takeda in writing all Development Data generated by or on behalf of Novavax or its Affiliates or otherwise Controlled by Novavax or its Affiliates with respect to any Antigen to the extent necessary or reasonably useful for Takeda to Develop the Vaccine consisting of such Antigen in the Takeda Territory within [***] after such Development Data becoming available.
(i)If Takeda is the Party providing such Useful Development Data, [***]. If Novavax is the Party providing such Useful Development Data, [***].
(c)Takeda and its Affiliates may only use the Useful Development Data provided by Novavax for the purposes of Exploiting the Vaccine in the Takeda Territory pursuant to this Agreement. Novavax may only use the Useful Development Data provided by Takeda for the purposes of Exploiting the Vaccine outside the Takeda Territory.
5.4Records. In conformity with Applicable Law, standard pharmaceutical industry practices and the terms and conditions of this Agreement, each Party shall prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records, accounts, notes, reports and data (including Useful Development Data) with respect to activities conducted pursuant to the Development Plan; provided, that in no instance shall such records be maintained for less than the later of (a) [***] following the end of the Calendar Year to which the records

DB2/ 50302435.21

pertain, (b) requirements under Applicable Law or (c) such Party’s standard operating practice. Upon a Party’s written request, the other Party shall send legible copies of the aforesaid to the requesting Party throughout the Term and for a minimum of [***] following the Term.
Article 6
REGULATORY
6.1Regulatory Documentation Disclosure.
(a)Within [***] after the Effective Date, Novavax shall, [***], deliver to Takeda electronic copies (unless otherwise required by Applicable Law) of all Regulatory Documentation in its Control as of the Effective Date.
(b)Without limiting Section 6.1(a), from time to time after the Effective Date, to the extent not done so by a Party, such Party shall, and shall cause its Affiliates to disclose and make available to the other Party, [***] (with respect to Regulatory Materials, within [***] of submission to or receipt from the applicable Regulatory Authority), all of its or its Affiliates’ or its or their sublicensee’s Regulatory Documentation that is necessary or reasonably useful for the other Party or its licensees, and which subsequently comes under the possession or Control of providing Party or its Affiliates [***].
(c)The Parties agree, unless otherwise prohibited by Applicable Law, that such disclosure of Regulatory Documentation shall be completed via electronic transmission.
(d)For the avoidance doubt, each Party’s obligation to deliver any Regulatory Documentation under this Section 6.1 will not require such Party to generate new data not otherwise generated for such Party’s regulatory purposes; provided that a Party may reasonably request the other Party to, at such other Party’s option, either (i) reformat or reorganize an existing Regulatory Documentation or (ii) provide the requesting Party the relevant underlying data for the requesting Party to reformat or reorganize an existing Regulatory Documentation.
6.2Preparation of Regulatory Materials.
(a)The regulatory strategy for the Takeda Territory will be consistent with the overall objectives of facilitating Regulatory Approval of the Vaccine in the Takeda Territory in accordance with the Development Plan. All Regulatory Materials (including all Regulatory Approvals) generated by Takeda with respect to the Vaccine in the Takeda Territory under this Agreement shall be owned by, and shall be the sole property and held in the name of, Takeda or its designee. As of the Effective Date, Takeda shall have the sole responsibility and discretion, with respect to Vaccine in the Takeda Territory, to:
(i)develop and implement the overall regulatory strategy;
(ii)prepare all Regulatory Materials, including to obtain and maintain all Regulatory Filings and Regulatory Approvals; and
(iii)conduct all meetings and other communications with the Regulatory Authorities, including all discussions with MHLW or PMDA on regulatory pathway toward earliest possible marketing authorization.
(b)Takeda shall provide Novavax with an opportunity to review and comment on all material Regulatory Filings reasonably in advance of when Takeda intends to submit such Regulatory Filing. Novavax shall provide its comments within [***] (provided that

DB2/ 50302435.21

Takeda shall notify Novavax in writing [***] before submitting any such Regulatory Filing to Novavax for comment), or such other period of time mutually agreed to by the Parties or reasonably requested by Takeda and Takeda shall give due consideration to any comments provided by Novavax.
(c)To the extent not prohibited by Applicable Laws and not expressly prohibited by the applicable Regulatory Authority, each Party shall notify the other Party within [***] after making or receiving any request for a meeting or substantive telephone conference call with a Regulatory Authority in a Reference Country, European Economic Area (EEA) or the Takeda Territory with respect to any Regulatory Filings related to the Vaccine. To the extent not prohibited by Applicable Laws and not expressly prohibited by the applicable Regulatory Authority, the other Party shall have the right to have one (1) employee observe, at its cost and expense, any such meeting or conference call. The foregoing rights and obligations apply with respect to meetings or conferences initiated by Novavax, Takeda or by the FDA or the PMDA. To the extent not prohibited by Applicable Laws and not expressly prohibited by the applicable Regulatory Authority in a Reference Country, European Economic Area (EEA) or the Takeda Territory, each Party shall promptly furnish the other Party with copies of all substantive correspondence it has had with a Regulatory Authority in a Reference Country, European Economic Area (EEA) or the Takeda Territory, and contact reports concerning substantive conversations or minutes from any substantive meetings with a Regulatory Authority in a Reference Country, European Economic Area (EEA) or the Takeda Territory with respect to the Vaccine. Takeda shall be the holder of all Regulatory Approvals (including the MAA) in the Takeda Territory. Novavax shall be the holder of all Regulatory Approvals in the Novavax Territory.
6.3Cooperation, Consultation and Review. Through the JD&RC, the Parties shall cooperate with each other to achieve the regulatory objectives with respect to the Vaccine in the Novavax Territory and the Takeda Territory in a timely, accurate and responsive manner. Each Party shall provide the other Party with copies of any proposed Regulatory Materials to be submitted by such Party (other than routine correspondence) in its own Territory in the world (i.e. Novavax in the Novavax Territory and Takeda in the Takeda Territory), as applicable, and shall reasonably consider any comments thereto provided by the other Party to the extent practicable. Novavax shall assist Takeda, as Takeda may reasonably request, in connection with the preparation and filing of all Regulatory Materials with Regulatory Authorities in the Takeda Territory as contemplated in this ARTICLE 6. Takeda shall assist Novavax, as Novavax may reasonably request, in connection with the preparation and filing of all Regulatory Materials with Regulatory Authorities in the Novavax Territory as contemplated in this ARTICLE 6. [***].
6.4Rights of Reference to Regulatory Materials. Novavax hereby grants to Takeda and its Affiliates a right of reference to all Regulatory Materials filed by Novavax or its Affiliates or its other licensees (to the extent Novavax has been granted the right to grant such right of reference to Regulatory Materials filed by its other licensees) for the Vaccine solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals for, and the Commercialization of, the Vaccine in the Takeda Territory, consistent with the roles of the Parties set forth in this Agreement. Takeda hereby grants to Novavax, its Affiliates and its other licensees for the Vaccine a right of reference to all Regulatory Materials filed by Takeda and its Affiliates for the Vaccine solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals for, and the Commercialization of, the Vaccine in the Novavax Territory. For the avoidance of doubt, Novavax or its Affiliates intends to directly submit all Regulatory Filings in the U.S., United Kingdom, Canada, Germany and France (collectively, the “Reference Countries”) and therefore, the foregoing right of reference of Takeda shall include a right of reference to all Regulatory Filings submitted to the Reference Countries. To the extent Novavax allows a Third Party to submit any Regulatory Filings in any of the Reference Countries,

DB2/ 50302435.21

Novavax shall ensure that such Third Party expressly grant to Takeda a right of reference to all Regulatory Filings submitted by such Third Party to any Reference Country.
6.5Packaging and Labeling. Notwithstanding anything to the contrary contained herein, Takeda, its Affiliate or its designated Third Party shall be responsible for all final product labeling and packaging (whether in commercial or clinical packaging presentation), including insertion of materials such as applicators, transfer needles, syringes, patient inserts, patient medication guides, professional inserts and any other written, printed or graphic materials accompanying the Vaccine as part of a finished product within the Takeda Territory (collectively, “Packaging and Labeling”). Takeda, its Affiliate or its designated Third Party shall ensure that all such Packaging and Labeling complies with Applicable Laws, GMPs and the Regulatory Approvals for the Vaccine in the applicable country in the Takeda Territory. Novavax shall hold the Corporate Core data sheet (CCDS) for the Vaccine label.
6.6Adverse Event Reporting. Takeda (or its designee), as the holder of the Regulatory Approvals (including the MAA) in the Takeda Territory, shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Vaccine in the Takeda Territory (whether or not Regulatory Approval has been achieved), in each case in accordance with Applicable Laws and this Agreement (and Takeda shall ensure that, in the Development and Commercialization of the Vaccine, it or its designee will record, investigate, summarize, notify, report and review all adverse events in accordance with Applicable Laws). Novavax (or its designee) shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Vaccine in the countries in the Novavax Territory (and Novavax shall ensure that, in the Development and Commercialization of the Vaccine in the Novavax Territory, it or its designee will record, investigate, summarize, notify, report and review all adverse events in accordance with Applicable Laws). The Parties will cooperate with regard to the monitoring, exchange, and reporting of safety information involving the Vaccine in accordance with Applicable Laws on pharmacovigilance and clinical safety. The Parties have negotiated in good faith and entered into a pharmacovigilance agreement (“PVA”) prior to the Effective Date as is necessary to ensure that all regulatory requirements are met in order to formalize their respective safety data exchange and pharmacovigilance responsibilities for the Vaccine (for clinical or commercial use), including serious adverse events and emerging safety issues, to enable each Party to comply with all of its legal and regulatory obligations in respect of the Vaccine. In the event of any conflict between any of the provisions of the PVA and this Agreement in matters of business, financial or legal nature, the terms of this Agreement shall prevail. For matters of pharmacovigilance, the terms of the PVA shall prevail.
6.7Regulatory Authority Communications Received by a Party. To the extent not prohibited by Applicable Laws and not expressly prohibited by an applicable Regulatory Authority, each Party shall keep the other Party informed in a timely manner, compliant with the reporting requirements of the applicable Regulatory Authorities, of the notification of any action by, or notification or other information which it receives (directly or indirectly) from any Regulatory Authority in the world which: (a) raises any material concerns regarding the safety or efficacy of the Vaccine; (b) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Vaccine; (c) is reasonably likely to lead to a recall or market withdrawal of the Vaccine; (d) relates to expedited and periodic reports of adverse events with respect to the Vaccine and which may have a material negative impact on obtaining or maintaining Regulatory Approval or the continued Commercialization of the Vaccine, as then conducted; or (e) relates to any dissatisfaction regarding the Vaccine of such a nature and magnitude that it is required under the Applicable Law to be collected, maintained and reported to a Regulatory Authority, including reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients. To the extent not prohibited by

DB2/ 50302435.21

Applicable Laws and not expressly prohibited by an applicable Regulatory Authority, each Party shall provide the other Party in a timely manner with a copy of all correspondence received from a Regulatory Authority specifically regarding the matters referred to above. Each Party shall fully cooperate with and assist the other Party in complying with regulatory obligations and communications, including by providing to the requesting Party, in a timely manner upon request, such information and documentation in the cooperating Party’s possession or Control [***] for the requesting Party to prepare a response to an inquiry from a Regulatory Authority; [***].
6.8Audit. If a Regulatory Authority desires to conduct an inspection or audit of a Party’s facility or a facility under contract with such Party with regard to the Vaccine, in the case of Takeda or Novavax, or the Adjuvant or an Adjuvant Component, in the case of the Novavax, then the audited Party shall notify the other Party as soon as practicably possible after receipt of such notification of such audit or inspection and provide copies of any materials provided to it by the applicable Regulatory Authority to the extent permitted by Applicable Law; provided that the audited Party shall not be required to notify the other Party of audits or inspections that are of a routine nature or that do not relate to the Vaccine, the Adjuvant or any Adjuvant Component, except where such audits result in communications or actions of such Regulatory Authority which have an impact upon the Exploitation of Vaccine or use of the Adjuvant or an Adjuvant Component in the Vaccine in the Takeda Territory or the Novavax Territory. In addition, if a Regulatory Authority conducts an unannounced inspection or audit of a Party’s facility or a facility under contract with such Party with regard to the Vaccine, the Adjuvant or an Adjuvant Component in the such Party’s Territory, then the audited Party shall notify the other Party within [***] of becoming aware of the commencement of such audit or inspection, provided that the audited Party shall be required to so notify the other Party of such audits or inspections only if such audits result in communications or actions of such Regulatory Authority which have an impact upon the Exploitation of Vaccine or use of the Adjuvant or an Adjuvant Component in the Vaccine in the Takeda Territory or the Novavax Territory. Following receipt of the inspection or audit observations of such Regulatory Authority (a copy of which (with appropriate redactions), the audited Party shall promptly provide to the other Party to the extent permitted by Applicable Law), the audited Party shall also provide the other Party with copies of any written communications (with appropriate redactions) received from Regulatory Authorities with respect to such facilities in a timely manner after receipt, to the extent such written communications relate to the Exploitation of the Vaccine in the Takeda Territory or Novavax Territory, the Adjuvant, an Adjuvant Component or the Manufacture of the Vaccine, Adjuvant or Adjuvant Component and such disclosure is permitted by Applicable Law, and shall prepare the response to any such observations. To the extent permitted by Applicable Law, the audited Party shall provide the other Party with a copy(ies) of any (i) proposed and final responses (with appropriate redactions) to such communications and shall consider in good faith such other Party’s reasonable comments with respect to such proposed response in the case of an audit of a facility which Manufactures Clinical Trials Materials or Adjuvant Component provided to Takeda under this Agreement or (ii) any final response in all other cases described in this Section 6.8. The audited Party agrees to conform its activities under this Agreement to any commitments made in such a response. For the purposes of this Section 6.8, “appropriate redactions” means only redacting information solely related to the Adjuvant and/or contract manufacturer(s) who are not supplying any Adjuvant Component to Takeda hereunder.
Article 7
COMMERCIALIZATION
7.1Commercialization in the Takeda Territory. As of the Amendment Effective Date, Takeda shall use Commercially Reasonable Efforts to Commercialize the Vaccine in the Takeda Territory. During the Term, as between the Parties, Takeda shall have the sole right and

DB2/ 50302435.21

responsibility for all aspects of the Commercialization of the Vaccine in the Takeda Territory, including: (i) developing and executing a commercial launch and pre-launch plan; (ii) marketing and promotion; (iii) booking sales and distribution and performance of related services, including those described in Section 7.2; (iv) handling all aspects of order processing, invoicing and collection, inventory and receivables; (v) publications; (vi) providing customer support, including handling medical queries, and performing other related functions; (vii) conforming its practices and procedures in all material respects to the Applicable Law relating to the marketing, detailing and promotion of the Vaccine in the Takeda Territory; and (viii) product security activities, to be performed at its sole option and discretion notwithstanding anything in this Agreement to the contrary. Novavax shall have the sole right and responsibility for all such Commercialization activities for the Vaccine in the Novavax Territory. Takeda shall have the sole right and responsibility to review and approve of all Promotional Materials for compliance with Applicable Law in the Takeda Territory, including submission, where appropriate, to the applicable Regulatory Authority in the Takeda Territory. Except as otherwise provided in this ARTICLE 7, Takeda shall bear all of the expenses incurred in connection with all such Commercialization activities in the Takeda Territory.
7.2Sales and Distribution. Takeda shall have the sole right and responsibility for handling all sales and distribution activities, including returns, order processing, invoicing and collection, distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering the Vaccine to customers), and inventory and receivables for the Vaccine in the Takeda Territory. Each Party shall not, and shall ensure that its Affiliates and other (sub)licensees do not, accept orders for the purchase of the Vaccine from Third Parties, or make sales of the Vaccine to Third Parties in the other Party’s Territory for its own account or for the other Party’s account. If either Party receives any order for the Vaccine in the other Party’s Territory, it shall refer such order to the other Party for acceptance or rejection.
7.3Booking Sales and Setting Pricing. Takeda shall have the sole and exclusive right to book sales and determine all pricing of the Vaccine in the Takeda Territory, including (i) negotiating, establishing or modifying the terms and conditions regarding the sale of the Vaccine in the Takeda Territory, including any terms and conditions relating to or affecting (A) the price at which the Vaccine shall be sold, (B) discounts available to any Third Party payers (including managed care providers, indemnity plans, unions, self-insured entities, and government payer, insurance or contracting programs in the Takeda Territory), (C) discounts attributable to payments on receivables, (D) distribution of the Vaccine, and (E) credits, price adjustments, or other discounts and allowances to be granted or refused; and (ii) all activities relating to government price reporting with respect to the Vaccine in the Takeda Territory. Notwithstanding anything in this Agreement express or implied to the contrary, Novavax shall not have any right to direct, control, or approve Takeda’s pricing of the Vaccine for the Takeda Territory. The provision to Novavax of any pricing data, if any, is for informational purposes only. [***].
7.4Ownership of Promotional Materials. Takeda shall own all right, title and interest in and to any Promotional Materials created by or on behalf of Takeda hereunder relating to the Vaccine in the Takeda Territory, including copyrights.
7.5Vaccine Trademarks.
(a)The Parties shall mutually agree upon the trademark(s) to be used in connection with Commercializing the Vaccine in the Takeda Territory (the “Vaccine Trademark”). In determining the appropriate Vaccine Trademark, the Parties may consider linguistic or cultural particularities, Applicable Laws of the Takeda Territory, any conflict with any Third Party’s intellectual property rights in the Takeda Territory, global branding strategy, market research, regulatory research, legal searches, investigation results, and any other relevant

DB2/ 50302435.21

information known to either Party that is relevant to the clearance for use and registration of a trademark or for use and registration of a trade dress.
(b)Takeda shall have the sole right, but not the obligation, to establish, maintain and enforce the Vaccine Trademark in the Takeda Territory and shall bear all cost and expenses related thereto. Subject to Section 13.6, Takeda shall own and retain all rights to the Vaccine Trademark (in each case, together with all goodwill associated therewith throughout the Takeda Territory), except in the event that Novavax filed and registered any such Vaccine Trademark in a jurisdiction that becomes part of the Takeda Territory for the Post-Pandemic Period.
7.6Recalls and Voluntary Withdrawals. Each Party shall notify the other Party [***] following, but in no event later than [***] following, its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of the Vaccine in its own Territory in the world (i.e. Novavax in the Novavax Territory and Takeda in the Takeda Territory), and shall include in such notice the reasoning behind such determination, and any supporting facts. Takeda shall have the sole right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Takeda Territory; provided, that prior to any implementation of such a recall, market suspension, or market withdrawal, Takeda shall, to the extent practical, consult with Novavax and shall consider Novavax’ comments in good faith. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 7.6 in the Takeda Territory, Takeda shall be solely responsible for the execution thereof, and Novavax shall reasonably cooperate in all such recall efforts. Takeda shall be responsible for all expenses of any such recall, market suspension, or market withdrawal; provided, that, Novavax shall be responsible for the expenses of any recall, market suspension, or market withdrawal with respect to the Vaccine in the Takeda Territory to the extent such recall, market suspension, or market withdrawal is attributable to Novavax’ breach of its obligations hereunder or its negligence, recklessness or willful misconduct.
Article 8
SUPPLY AND MANUFACTURING
8.1Clinical Supply Terms.
(a)Clinical Serum Sample. The Parties agree that Novavax will perform certain services for Takeda in accordance with the terms and conditions and the Statement of Work set forth in Exhibit G. Pursuant to Exhibit G, Novavax will (i) test certain serum samples provided by Takeda or its Affiliates (the “Samples”) in 5 IgG ELISA assay (the “Assay”), (ii) provide Takeda with the relevant qualification and validation reports, (iii) provide data derived from such testing to Takeda, and (iv) grant Takeda and its Affiliates with access to the Assay for all Clinical Trials conducted by or on behalf of Takeda or its Affiliates in connection with the Vaccine in the Takeda Territory, [***].
(b)Clinical Trial Materials - General. During the Term, in order for Takeda to conduct Clinical Trials in the Takeda Territory, Novavax shall provide, Manufacture (or have Manufactured) and supply Takeda with the Vaccine for Clinical Trial use in quantities as set forth in Section 8.1(c) below and any additional quantities mutually agreed upon by the Parties (collectively, the “Clinical Trial Materials”). The Parties shall in good faith negotiate the provision of any additional quantities of the Clinical Trial Materials and timelines for delivery of Clinical Trial Materials with due consideration to the timeline and activities in the Development Plan and any reasonable capacity limitation of Novavax. Novavax shall be responsible for implementing any specific labelling specifications as instructed by Takeda. [***].

DB2/ 50302435.21

(c)Clinical Trial Materials Purchase Order. Takeda shall deliver to Novavax a firm purchase order or orders of the Clinical Trial Materials for delivery as well as the location of delivery and desired delivery date for each delivery at least [***] in advance of any such delivery date unless otherwise agreed by the Parties. Such purchase orders may be delivered electronically or by other means to such location designated by Novavax. Notwithstanding the foregoing requirement, the Parties acknowledge and agree that Novavax has delivered [***] doses of the Vaccine and 10 MDVs (the “Initial Clinical Trial Materials”) to [***] at the following address on or about January 27, 2021:
8.2[***]

(a)Delivery and Transfer of Title. Novavax shall deliver each order on or before the applicable delivery date. Unless otherwise agreed by the Parties in writing, Novavax shall deliver the Clinical Trial Materials [***], which as of the Effective Date is [***]. Title shall transfer to Takeda [***].
(b)Quality Agreement. On or before the Effective Date, the Parties have enter into a quality agreement governing, amongst other things, the quality control, and quality assurance of the Clinical Trial Materials.
(c)Warranty. Novavax warrants that the Clinical Trial Materials delivered hereunder will at the time of delivery: (i) be Manufactured and tested in accordance with the quality agreement, applicable GMP in the U.S. all Applicable Law the in the U.S., (ii) conform to the specifications as defined and approved by Novavax, if any, (iii) not be adulterated or misbranded within the meaning of the FFDCA and (iv) have an expiry date not earlier than [***] for the Initial Clinical Trial Materials, and for all other Clinical Trial Materials, (A) have a minimum shelf life [***] measured at the date of Manufacture for such Clinical Trial Materials if the approved shelf life is less than [***] or (B) have a minimum remaining shelf life of [***] of its approved shelf life measured at the time of delivery if the approved shelf life is [***] or more. For any Clinical Trial Materials delivered by Novavax that does not conform to the warranty provided in this Section 8.1(f) and are unused, Novavax will, at Takeda’s option, replace such non-conforming Clinical Trial Materials at no charge within the time reasonably requested by Takeda, which shall be Takeda’s sole and exclusive remedy. For clarity, for any Clinical Trial Materials delivered by Novavax that does not conform to the warranty provided in this Section 8.1(f) and are used, Takeda may be entitled to other remedies, including any indemnification set forth in Section 15.2 and any expenses related to a recall in accordance with Section 7.6 as a result of such non-conformance.
8.3Adjuvant Components Supply Terms.
(a)General. Subject to the terms of this Section 8.2, during the Term, Takeda shall purchase and Novavax shall Manufacture (or have Manufactured) and supply Takeda with quantities of the Adjuvant Components set forth in Section 8.2(b) or otherwise set forth in a binding Adjuvant Rolling Forecast for clinical and commercial use in connection with the Vaccine in the Takeda Territory. The Parties acknowledge and agree that all supply of Adjuvant Components shall be manufactured and supplied in [***] unless mutually agreed upon by the Parties otherwise.
(b)Adjuvant Forecast. Subject to Sections 8.2(e) and 8.2(f), Takeda shall purchase, and Novavax shall supply, quantity of Adjuvant Components to manufacture [***] commercial doses of Vaccine (the “Minimum Order Quantity”) between the [***] and [***] (the “Initial Order Term”). In addition, in connection with Manufacturing the Minimum Order

DB2/ 50302435.21

Quantity, Takeda may purchase and Novavax will supply (i) Adjuvant Components to manufacture the number of doses of the Vaccine for PPQ and engineering runs as set forth in the Adjuvant Rolling Forecast (“Development Adjuvant Components”), (ii) sufficient quantities of Adjuvant Components to accommodate for Manufacturing losses and use in quality-testing (“Overage”) and (iii) a mutually agreed upon quantity of Adjuvant Components of overfill for each dose of the Vaccine, which quantity will range from [***] (the “Overfill”). The Parties acknowledge that the Minimum Order Quantity, Initial Order Term, Development Adjuvant Components, Overage and Overfill no longer applies. Starting on and by the [***] and by the [***] of [***] thereafter, Takeda will provide Novavax with a rolling forecast (each, an “Adjuvant Rolling Forecast”) of Takeda’s [***] requirements of the Adjuvant Components for the following [***]. The Parties agree that the (x) [***] of each Adjuvant Rolling Forecast will be binding, (y) the [***] of each such Adjuvant Rolling Forecast will be binding solely to the extent that Takeda may not increase or decrease the amount of Adjuvant Components to be ordered over the course of such [***] period by more than [***] or the amount of Adjuvant Components for [***]whichever greater, in the following Adjuvant Rolling Forecast and (z) the [***] of each such Adjuvant Rolling Forecast will be non-binding. Within [***] prior to the [***] of [***], Novavax shall provide a list of the types of long lead time items that would be necessary for the Manufacture of Adjuvant Components for the following [***] period, the applicable lead time for each such long lead time items and the cost per unit of such long lead time items. Novavax hereby represents to Takeda as of the [***] that from [***] until [***] following [***] there are no long lead time items. In the event that Novavax orders long lead time items that are necessary for the Manufacture of Adjuvant Components on the basis of an Adjuvant Rolling Forecast provided by Takeda and such items cannot be utilized to fulfil any order (whether for Takeda, Novavax or its contract manufacturer organizations (CMO), or another customer), then Novavax shall notify and invoice Takeda within [***] after receipt of an Adjuvant Rolling Forecast the actual cost of such long lead time items if Novavax accepts such Adjuvant Rolling Forecast provided by Takeda. Upon receipt of such notice and invoice, Takeda shall have the option, at its sole discretion, to either revise such Adjuvant Rolling Forecast to match the immediately prior Adjuvant Rolling Forecast to avoid such long lead time item costs or agree to reimburse Novavax’ actual cost for such items. Novavax shall make reasonable best efforts to utilize such items to mitigate such costs. For example, if a prior Adjuvant Rolling Forecast is [***] batches for [***] and in a subsequent Adjuvant Rolling Forecast, Takeda forecasts [***] batches for [***], then the actual cost incurred by Novavax for the long lead time items required to produce [***] batches and not otherwise used for other orders will be reimbursed pursuant to this paragraph (not just [***] batches for the non-binding portion).
(c)Acceptance or Rejection of Adjuvant Rolling Forecast. Novavax shall accept each Adjuvant Rolling Forecast which is consistent with the quantity guidelines and binding commitments specified in Section 8.2(b) above within [***] after receipt of such Adjuvant Rolling Forecast via a written confirmation to Takeda unless Novavax anticipates the materials and/or manufacturing capacity of Novavax or its Third Party manufacturer required to manufacture and deliver the Adjuvant Components to be in short supply and in which case the rights and obligations of each Party as set forth in Section 8.2(q) shall apply. If Takeda provides a Adjuvant Rolling Forecast which is outside the limits of the quantity guidelines and binding commitments specified in Section 8.2(b) above, Novavax shall have the right to either (i) accept such Adjuvant Rolling Forecast in its entirety, (ii) reject such forecast in-part, wherein it only accepts the Adjuvant Rolling Forecast to the extent within the quantity guidelines and binding commitments specified in Section 8.2(b) above or (iii) reject such Adjuvant Rolling Forecast in its entirety. The failure to provide a written acceptance or rejection pursuant to this Section 8.2(c) within such [***] shall be (x) regarded as an acceptance of the Adjuvant Rolling Forecast if such Adjuvant Rolling Forecast is within the limits of the quantity guidelines and binding commitments specified in Section 8.2(b) above and (y) regarded as a rejection in-part (i.e., accepted to the extent within the quantity guidelines and binding commitments specified in

DB2/ 50302435.21

Section 8.2(b) above) if such Adjuvant Rolling Forecast is outside the limits of the quantity guidelines and binding commitments specified in Section 8.2(b) above.
(d) Adjustments to the Adjuvant Forecast. The Parties agree that Takeda may adjust a previously accepted Adjuvant Rolling Forecast by submitting a revised Adjuvant Rolling Forecast in the event that there is a material delay by Novavax in the performance of Novavax’ technology transfer obligations set forth in the Technology Transfer Plan; provided that, such material delay was not caused by Takeda’s failure to be prepared to receive such technology transfer or to perform Takeda’s activities in the Technology Transfer Plan. Novavax shall accept or reject such revised Adjuvant Rolling Forecast pursuant to Section 8.2(c).
(e)Minimum Order Quantity. Between the Effective Date and end of [***], Takeda may order less than the Minimum Order Quantity to the extent (i) the average Vaccine yield obtained by Novavax in the [***] litter scale is [***] less than [***] mg/L the average yields obtained by Novavax using the process transferred in the Technology Transfer Plan or (ii) Manufacture of the Vaccine is materially delayed by Novavax in the performance of Novavax’ technology transfer obligations set forth in the Technology Transfer Plan, provided that, such material delay was not caused by the failure to be prepared to receive such technology transfer or other act of commission or omission by Takeda or its Affiliates. In addition, notwithstanding anything to the contrary, Takeda will not be subject to the any Minimum Order Quantity obligation if Novavax does not receive Regulatory Approval (include EUA authorization) for the Vaccine in at least one (1) of the Reference Countries by the end of [***]. For the avoidance of doubt, Takeda may order and Novavax may agree to Manufacture and supply volumes of Adjuvant Components beyond the Minimum Order Quantity. The Parties acknowledge that this Section 8.2(e) is no longer applicable.
(f)GOJ Purchases. In the event that the GOJ purchases less than the Minimum Order Quantity (as a result of GOJ not placing sufficient orders on or before end of [***] to cover the Minimum Order Quantity or GOJ cancelling all or part its order(s)) and Takeda does not have a Third Party purchaser in the Takeda Territory who will purchase, in combination with the amount purchased by the GOJ, at least the Minimum Order Quantity on or before end of [***], (i) for any such remaining doses of the Vaccine (the “Takeda Vaccine”) that is available for delivery before end of [***], Takeda shall sell and Novavax shall purchase such Takeda Vaccine at [***] and (ii) for any Takeda Vaccine that is available for delivery after end of [***], the Parties shall promptly discuss in good faith the commercially reasonable approach(es) from both Parties’ perspective considering, among other things, Takeda’s Manufacturing capacities and the desire for Adjuvant Components and Vaccine to not go to waste and promptly after such discussion, at Novavax’ sole discretion and option, Novavax shall promptly (A) extend the scope of the licenses granted to Takeda under this Agreement beyond the Takeda Territory so as to permit Takeda to export, distribute and sell such doses of the Takeda Vaccine to COVAX and/or markets outside of the Takeda Territory and/or (B) purchase such quantities of the Takeda Vaccine at [***] (provided Novavax must at least do one of (A) or (B), and does not have the discretion or option to do neither (A) nor (B)). In each case ((i) or (ii)), Novavax’ purchase of the Takeda Vaccine will be in accordance with other customary and commercially reasonable terms and conditions (including, regulatory requirements, labelling and packaging, non-conformance, recall, payment and delivery terms and audit rights) to be mutually agreed by the Parties in good faith at such time. In the event the Parties are unable to mutually agree on [***] or other customary and commercially reasonable terms and conditions in connection with Novavax’ purchase of the Takeda Vaccine after escalation pursuant to Section 14.2 the Parties will promptly and in good faith resolve such matter using the arbitration procedures described in Exhibit J, having due regard of the shelf life of the Takeda Vaccine that are the subject of the foregoing purchase arrangement. The Parties acknowledge that this Section 8.2(f) is no longer applicable.

DB2/ 50302435.21

(g)Warranty. Takeda warrants that the Takeda Vaccine purchased by Novavax pursuant to this Section 8.2(g) will at the time of delivery: (i) be Manufactured and tested in accordance with the Japan GMP, Pharmaceutical Inspection Co-operation Scheme (PIC/S) and all Applicable Law in Japan, (ii) shall have been Manufactured and delivered in conformance with a quality agreement to negotiated and executed by the Parties prior to any such delivery of Takeda Vaccine to Novavax; (iii) conform to the specifications set forth in such quality agreement, (iv) not be adulterated or misbranded within the meaning of the FFDCA, (v) (A) have a minimum shelf life of [***] for all such Takeda Vaccine measured at the date of Manufacture for such Takeda Vaccine if the approved shelf life is less than nine (9) months or (B) have a minimum remaining shelf life of [***] of its approved shelf life measured at the time of delivery if the approved shelf life is [***] or more.
(h)Contract Manufacturers. Novavax may use Novavax AB and AGC Copenhagen to supply Takeda with the required Adjuvant Components under this Agreement; provided that, Novavax promptly provides Takeda with sufficient materials with respect to these Manufacturing sites and certain sample starting materials upon reasonable request from Takeda in connection with process performance quality (PPQ) or otherwise required for process validation. Novavax shall not use any other contract manufacturer(s) to Manufacture any quantities of Adjuvant Components supplied to Takeda under this Agreement without prior written consent from Takeda, which consent shall not be unreasonably withheld or delayed.
(i)Purchase Order. At least [***] in advance of any such delivery date, Takeda shall deliver to Novavax a firm purchase order or orders specifying the quantities of the Adjuvant Components for delivery as well as the location of delivery and desired delivery date for each delivery in accordance with the most current Adjuvant Rolling Forecast accepted by Novavax (each a “Purchase Order”). Purchase Orders may be delivered electronically or by other means to such location designated by Novavax. Novavax shall provide written confirmation of such Purchase Order to Takeda within [***] of receipt of such Purchase Order. All Purchase Orders submitted by Takeda must be consistent with the binding portions of any Adjuvant Rolling Forecast accepted by Novavax or deemed accepted in accordance with Section 8.2(c). As part of the invoice provided pursuant to Section 8.2(n), Novavax shall have the right to invoice Takeda for and Takeda will pay for any undisputed shortfall of Adjuvant Components which were not ordered in a Purchase Order in accordance with the binding portion of any such accepted Adjuvant Rolling Forecast.
(j)Delivery and Transfer of Title. Novavax shall deliver each order on or before the applicable delivery date. Unless otherwise agreed by the Parties in writing, Novavax shall deliver the Adjuvant Components [***]. Title shall transfer to Takeda [***].
(k)Delay in Shipment. The Parties acknowledge that due to operational complexities, Takeda may need to delay a shipment of Adjuvant Components ordered pursuant to an Adjuvant Rolling Forecast. Upon Takeda’s reasonable written request to delay a shipment, so long as such request is made at least [***] prior to the delivery date set forth in the Purchase Order, Novavax will in good faith attempt to reallocate the quantity of Adjuvant Components originally allocated to Takeda in such delayed shipment to itself, its Affiliate or a Third Party and will work in good faith with Takeda to accommodate a reasonable request to ship the same quantity of Adjuvant Components to Takeda at a mutually agreed upon later delivery date. For clarity, in no event will Novavax be obligated to supply to Takeda more than the Minimum Order Quantity and the Overage during the Initial Order Term. For any unallocated volume of Adjuvant Components that Novavax was not able to reallocate, Novavax will invoice Takeda for and Takeda will reimburse within [***] pursuant to such invoice for the actual out-of-pocket expenses incurred by Novavax and paid by Novavax to its Third Party contract manufacturers in order to secure the capacity to produce the volume of such unallocated Adjuvant Components.

DB2/ 50302435.21

(l)Quality Agreement. On or before a date to be established by the JMC, the Parties shall enter into a quality agreement governing the quality control, quality assurance and validation of the Adjuvant Components. The terms of such quality agreement shall be negotiated in good faith by the Parties.
(m)Adjuvant Price. The price of conforming Adjuvant Components (the “Adjuvant Price”) shall be [***], and shall be [ ***]. Thereafter, beginning in [***], the Adjuvant Price shall be increased or decreased [***] per [***] by the [***]. For [***] and beyond, Novavax shall provide Takeda written notice of the Adjuvant Price for the subsequent [***] by or before the [***] of the prior [***].
(n)Invoicing. Novavax shall ensure that each delivery of the Adjuvant Components as per Section 8.2(j) is accompanied by an invoice setting forth (i) the Adjuvant Price and any reasonable delivery expense for such delivery, (ii) the quantity of GAI in the Adjuvant Components delivered rounded to [***] in GAI per container, (iii) the [***])] per container rounded to [***], and (iv) if supplied in bottles pursuant to Section 8.2(b), GAI (saponin) concentration per liter (mg/mL) rounded to [***]. Takeda will make payment against each invoice within [***] after the delivery of such invoice.
(o)Audit. Upon reasonable advanced written notice, Novavax shall permit, Takeda, its Affiliates and/or representatives to inspect and audit Novavax’ facilities, production, operations, testing, storage and books and records solely and directly related to the Manufacture of the Adjuvant Components in accordance with the quality agreement described in Section 8.2(k). Such audit shall be carried out in the same manner as the audit provisions of Section 9.7, which shall apply mutatis mutantis to both Parties to facilitate such right of audit. If Novavax uses any contract manufacturer(s) to satisfy its obligations under this Agreement, Novavax shall audit such contract manufacturer(s) and provide its quality inspection reports for such contract manufacturer(s) upon written request from Takeda. All documented and reasonable costs and expenses incurred by Novavax (including Novavax’ FTE costs) shall be reimbursed by Takeda within [***] after receipt of an undisputed invoice therefor. Such audits of Novavax’ facilities may be conducted no more than [***]; provided, however, if any notice or observation is made by a Regulatory Authority of significant noncompliance of such Novavax facility with Applicable Law in connection with an Adjuvant Component which could impact Novavax’ ability to meet the requirements of this Agreement, Takeda may conduct a “for cause” audit of such facility more frequently than as provided above in accordance with the quality agreement described in Section 8.2(l).
(p)Warranty.
(i)Novavax warrants that the Adjuvant Components delivered hereunder will at the time of delivery: (A) be Manufactured and tested in accordance with the EU GMP and all Applicable Law in the EU, (B) shall have been Manufactured and delivered in conformance with this Agreement and any applicable quality agreement governing the quality control, quality assurance and validation of the Adjuvant Components; (C) conform to the specifications defined and approved by Novavax, if any, (D) not be adulterated or misbranded within the meaning of the FFDCA, (E) for deliveries after the Amendment Effective Date, have a minimum remaining shelf life of [***], (F) sufficient quantities of each Adjuvant Component is delivered pursuant to Section 8.2(i) in order for Takeda to produce the Adjuvant and (G) not be subjected to any Third Party rights, including intellectual property rights, except to the extent Novavax has a valid right to use and to pass such right along to Takeda.

DB2/ 50302435.21

(ii)Takeda shall pursuant to the applicable quality agreement visually inspect any batch of Adjuvant Component delivered to Takeda and review any batch documentation (including certificate of analysis and certificate of conformity or with respect to Starting Material, the primary virus stock release form) delivered to Takeda, and upon such inspection or review, Takeda may reject any Adjuvant Component that does not conform to the warranty provided in this Section 8.2(p), based on such visual examination or review, by giving written notice thereof to Novavax within [***] after the receipt of the batch documentation by Takeda and receipt by Takeda of the batch of Adjuvant Component (“Visual Non-Conformance Notice”). If Takeda does not provide Novavax a Visual Non-Conformance Notice within such [***] of receipt of delivery, such batch of Adjuvant Component shall be deemed to have been accepted subject to the paragraph below.
(iii)Notwithstanding the foregoing, nothing in this Section 8.2(p) shall limit Takeda’s ability to reject any Adjuvant Component that does not conform to the warranty provided in this Section 8.2(p) due to a Latent Defect pursuant to this Section 8.2(p)(iii). Takeda may reject any Adjuvant Component that does not conform to the warranty provided in this Section 8.2(p) due to a Latent Defect by giving written notice thereof to Novavax (“Latent Defect Non-Conformance Notice”) within [***] after discovery of such Latent Defect. If a Latent Defect Non-Conformance Notice is not received by Novavax within such [***] period following Takeda’s discovery of such Latent Defect, such batch of Adjuvant Component shall be deemed to have been accepted. For the purpose of Section 8.2(p), “Latent Defect” means any non-conformance to the warranty provided in this Section 8.2(p) that (A) is not caused by failure to handle or store such Adjuvant Components after receipt of such Adjuvant Components and (B) was not reasonably discoverable by Takeda upon its initial visual inspection and review of batch documentation provided by Novavax.
(iv) Such Visual Non-Conformance Notice or Latent Defect Non-Conformance Notice shall specify in reasonable detail the manner in which such batch of Adjuvant Component fails to conform to the warranties set forth in Section 8.2(p). A Latent Defect Non-Conformance Notice shall be accompanied by any test results or reports, if any, evidencing such nonconformity. Upon its receipt of a Visual Non-Conformance Notice or Latent Defect Non-Conformance Notice, as applicable, from Takeda, Novavax will promptly respond to Takeda, but in no event later than [***] from the receipt of the Visual Non-Conformance Notice or Latent Defect Non-Conformance Notice, as applicable. In such response, Novavax shall indicate whether it accepts or disputes Takeda’s non-conformance claim. If Novavax disputes any claim of non-conformance based on Section 8.2(p)(i)(A) through (F) (inclusive) of a batch of Adjuvant Component, the Parties will refer such dispute to a mutually acceptable independent Third Party laboratory with the appropriate expertise to assess the non-conformance claim. Such independent Third Party shall test the applicable batch of Adjuvant Component and shall determine whether such batch of Adjuvant Component conforms or do not conform to the warranty provided in Section 8.2(p)(i)(A) through (F) (inclusive). The Parties agree that such Third Party’s determination shall be final and binding upon the Parties. The Party against whom the independent Third Party rules shall bear the costs of testing by such independent Third Party. If Novavax or such Third Party confirms such batch of Adjuvant Component delivered to Takeda does not conform and such batch of Adjuvant Component is unused or incorporated into Vaccine that are unsold, Novavax will,

DB2/ 50302435.21

at Takeda’s option, replace such non-conforming batch at no additional charge within the time reasonably requested by Takeda or provide Takeda with a credit for such non-conforming batch to be applied towards Takeda’s future orders, which shall be Takeda’s sole and exclusive remedy. For clarity, for any Adjuvant Component received by Takeda that does not conform and are used, Takeda may be entitled to other remedies, including any indemnification obligation set forth in Section 15.2 and any expenses related to a recall in accordance with Section 7.6 as a result of such non-conformance.
(q)Shortages. In the event that Novavax anticipates the materials and/or manufacturing capacity of Novavax or its Third Party manufacturer required to manufacture and deliver the Adjuvant Components to Takeda is to be in short supply, Novavax shall promptly notify Takeda of such shortage in writing, and the Parties shall promptly meet to discuss the shortage. Novavax shall provide a written plan of action stating in reasonable detail the root cause of the shortage and propose measures to remedy the shortage and the date such shortage is expected to end. Novavax shall promptly use its Commercially Reasonable Efforts to minimize the duration of any shortage. During any such shortage, unless otherwise agreed by the Parties in writing, Novavax shall fairly allocate the available Adjuvant Components among: (i) Takeda, (ii) Novavax and its Affiliates, and (iii) Novavax’ Third Party licensees, on a pro rata basis with respect to the quantities of Adjuvant Components set forth in the then most recent forecast for each such purchaser or user of Adjuvant Components for the duration of the shortage.

8.4Starting Materials, Analytical Material and Testing Support; Annual Critical Support. The Parties agree that Novavax shall provide to Takeda certain Starting Materials, analytical material and testing support specified in and pursuant to Exhibit I. In the event Takeda wishes to use pre-virus seed materials to Develop an Alternate Antigen for a Vaccine that are different from the pre-virus seed materials that Novavax, its Affiliate or its sublicensee uses for its Vaccine in any part of the Novavax Territory (such pre-virus seed materials, “Custom PVS”), Takeda may notify Novavax regarding its request for such Custom PVS and Novavax shall provide to Takeda a conditional release of the requested Custom PVS within [***] of Takeda’s notice describing such request and a full release of the requested Custom PVS within [***] of Takeda’s notice describing such request; provided that, if Novavax is unable to provide such requested Custom PVS within the foregoing timeframes, then Novavax shall promptly notify Takeda in writing within [***] after receipt of Takeda’s request and the Parties shall promptly meet and discuss in good faith a reasonable timeframe under which Novavax can provide such requested Custom PVS in order for Takeda to timely submit its Drug Manufacturing and Marketing Approval application to the MHLW. With respect to Custom PVS that is in Novavax’s library, Exhibit I shall apply. With respect to Custom PVS not in Novavax’s library that are produced and manufactured by Novavax or its Affiliates, Takeda will reimburse Novavax for Novavax’s actual costs (including Novavax’ FTE costs) plus [***] for such requested Custom PVS within [***] after receipt of an undisputed invoice therefor. In the event that Novavax wishes to have a Third Party provide Takeda any requested pre-virus seed that is not in Novavax’s library, in whole or in part, Takeda will reimburse Novavax for actual out-of-pocket costs incurred by Novavax plus [***] within [***] after receipt of an undisputed invoice therefor. Upon Takeda’s request, Novavax shall provide reasonable documentation supporting the foregoing cost and expenses. During the Term, Novavax shall ensure that it or its Affiliates retain and maintain Control of all Know-How developed by any Third Party performing services, including Manufacturing, on behalf of Novavax or its Affiliates which is related to any Starting Materials to be provided to Takeda pursuant to this Agreement, including Custom PVS, in each case as necessary to Exploit the Vaccine in the Takeda Territory.

DB2/ 50302435.21

8.5Change in Adjuvant. If an Adjuvant other than Matrix-M™ is adopted by Novavax for any Vaccine and such new Adjuvant is approved by a Regulatory Authority in the Novavax Territory for any Vaccine or is in the processing of obtaining such approval, Novavax will provide written notice to Takeda with details regarding the new Adjuvant (including the components thereto). The Parties will agree in good faith on the terms of purchase and supply of the new Adjuvant (or the components thereto), including the Adjuvant Price and any other necessary amendments to the current Adjuvant obligations.
8.6Vaccine Manufacturing. Takeda shall have sole and exclusive right, at its sole expense subject to ARTICLE 4, and sole responsibility for the Manufacture of quantities of the Vaccine for Regulatory Filing purposes and Commercialization in the Takeda Territory. The Parties acknowledge that Takeda and its Affiliates may have the capacity to manufacture quantities of the Vaccine beyond the demand within the Takeda Territory. To the extent Takeda and its Affiliates have excess capacity, Takeda will notify Novavax in writing of such excess capacity and the Parties shall negotiate in good faith the terms under which excess quantities of Vaccine would be made available to supply mutually agreed upon markets in the Novavax Territory on a non-exclusive basis. Novavax acknowledges and agrees that Takeda will be encouraged and enabled to produce quantities of the Vaccine at a certain optimum volume in order for Takeda and its Affiliates to utilize their facilities to Manufacture the Vaccine in a sustainable and economically viable manner.
Article 9
FINANCIAL PROVISIONS
9.1Government Funding. Takeda and its Affiliates will be solely responsible for all government liaison efforts to maintain commitments from the GOJ on allocation of doses of the Vaccine for Japan and funding for capital improvements at Takeda’s facility for Manufacturing, operating expenses, Regulatory Filings and conduct of Clinical Trials in Japan (if necessary) and other costs and expenses related to the Exploitation of the Vaccine by Takeda. Upon Takeda’s request, Novavax shall use reasonable efforts to cooperate with Takeda in such liaison process. In its application to MHLW, [***].
9.2Milestone. Subject to the terms and conditions of this Agreement, Takeda shall make the one-time milestone payments to Novavax based on the first achievement of the corresponding milestone event for the Vaccine as set forth in this Section 9.2. Each Party shall promptly notify the other Party upon its achievement of any milestone event and Takeda shall pay to Novavax the amounts set forth below within [***] milestone event. Each milestone payment by Takeda to Novavax hereunder shall be payable only once, upon the first achievement of the applicable milestone event regardless of the number of times such milestone event is subsequently achieved.

Milestone Event	Milestone Payment (U.S. Dollars)
[***]	Twenty Million Dollars ($20,000,000.00)
[***]	[***]

DB2/ 50302435.21

*The Parties agree that the [***] satisfies the first milestone event set forth above and that notwithstanding the terms and conditions set forth in Section 9.2, Takeda shall pay to Novavax the amounts set forth above for the first milestone event within [***] after the Effective Date. The Parties acknowledge and agree that as of the Amendment Effective Date (a) a valid invoice for such milestone payment dated December 31, 2020 has been issued by Novavax and received by Takeda, (b) that no new or replacement invoice is necessary or required, (c) the due date of such payment shall be governed by the period of time set forth in the first sentence of this paragraph and (d) Novavax has received all milestone payments under this Section 9.2.
9.3Payment.
(a)Upstream Agreement Royalties. Each Party shall be solely responsible for the payment of any royalties, sublicense revenues, milestones or other payments due to Third Parties pursuant to such Party’s respective Upstream Agreement arising from the Development and Commercialization of the Vaccine by Takeda, its Affiliates and their respective subcontractors and sublicensees in the Takeda Territory under this Agreement.
(b)Mode of Payment.
    All payments to Novavax under this Agreement shall be made by deposit in the requisite amount to the following bank account of Novavax or such other account as Novavax may from time to time designate by written notice to Takeda:
[***]
    All payments to Takeda under this Agreement shall be made by deposit in the requisite amount to the following bank account of Takeda or such other account as Takeda may from time to time designate by written notice to Novavax:
[***]
(c)Amendment Upfront Payment. In partial consideration for the terms and conditions set forth in this Agreement, Takeda shall pay to Novavax a one-time, non-refundable, non-creditable (except as expressly stated below in this Section 9.3(c)), upfront payment of [***])] (“Amendment Upfront Payment”) within [***] after receipt of an invoice from Novavax following the Amendment Effective Date; provided that, the Parties agree and acknowledge that [***] of such Amendment Upfront Payment shall be deemed the Annual Support Payment for Takeda Fiscal Year 2024 and [***] of such Amendment Upfront Payment is for the deemed achievement of the Annual Milestone Payment set forth in Section 9.9(b) for Takeda Fiscal Year 2024. [***] of the Amendment Upfront Payment shall be creditable against any royalties owed with respect to (and solely with respect to) Takeda Fiscal Year 2024 and under no circumstances shall such credit result in a refund or carry over into subsequent Takeda Fiscal Years.
9.4Royalties; Royalty Reductions.
(a)Royalties. During the Royalty Term, Takeda shall pay to Novavax pursuant to Section 9.5 a royalty on increments of aggregate Net Sales of all Vaccines in the Takeda Territory during each Takeda Fiscal Year at the following rates:

DB2/ 50302435.21

Increments of Aggregate Net Sales of Vaccine in a Takeda Fiscal Year	Royalty Rate
[***]	[***]
[***]	[***]

(b)Royalty Reductions. Notwithstanding the foregoing, if Takeda enters into an agreement with a Third Party in order to acquire, or obtain a license under, in or to any Novavax Blocking IP, then Takeda shall be entitled to deduct from any royalties payable hereunder for any such Vaccine [***] of all amounts actually paid to such Third Party for such Novavax Blocking IP; provided that the adjustments made pursuant to Section 9.4(b) shall not reduce by more than [***] the royalties that would otherwise be owed under Section 9.4(a).
9.5Royalties Reports and Payments.
(a)No later than [***] before the end of [***], Takeda shall provide Novavax with a written report containing Takeda’s reasonable good faith estimate of the following information for [***] in order to allow Novavax to comply with internal accounting procedures: (i) the amount of total aggregate gross sales (U.S. Dollars) of the Vaccine by Takeda, its Affiliates and its and their respective sublicensees; (ii) calculation of Net Sales by Takeda, its Affiliates and its and their respective sublicensees showing deductions and amounts, if any; (iii) aggregate amount of cancellation fees, grants and monetary subsidies that constitutes Net Sales, to the extent practicable, provided for in the definition of “Net Sales”; (iv) a calculation of the royalty payment due on such sales, including the exchange rate used to convert into U.S. Dollars; (v) an accounting of the number of units and prices for the Vaccine sold; and (vi) the application of any credits, if any, taken in accordance with Section 9.3(c), this Section 9.5(a) or Section 9.9(b). Within [***] following the [***], Takeda shall provide Novavax with a report containing the actual (not estimated) information described above in respect of such [***]. Following receipt of such [***], Novavax will be entitled to submit to Takeda an invoice for the royalty payment amount set forth in such royalty report and Takeda shall pay such invoiced amount within [***] after receipt of such invoice. Notwithstanding the foregoing, the Parties acknowledge that given the nature of Vaccine sales during a vaccine season, there may be certain [***] where the Net Sales is a negative number due to returns or other reason. The Parties agree that on [***] basis based on the Takeda Fiscal Year, Takeda may reconcile the Net Sales and royalty calculation and true-up any prior calculations of Net Sales and royalties for the prior Takeda Fiscal Year in the royalty report reflecting the [***] of the subsequent Takeda Fiscal Year. If such royalty report reflects a negative number (i.e., showing excess royalties were paid to Novavax in such Takeda Fiscal Year), then Takeda may invoice Novavax and Novavax shall reimburse Takeda such invoiced amount within [***] after receipt of such invoice. If Takeda does not invoice Novavax, then such amount may, at Takeda’s discretion, be creditable against any royalties owed in subsequent Takeda Fiscal Years or against the [***] portion of the Annual Milestone Payment incurred in subsequent Takeda Fiscal Years and refundable pursuant to Section 13.6.
(b)Within [***] after the Amendment Effective Date, Takeda will provide a royalty report reflecting the royalties for the entire Takeda Fiscal Year 2024, [***]. Notwithstanding the definition of “Net Sales”, the Parties agree that any [***], Takeda will provide an updated royalty report reflecting the royalties for the entire Takeda Fiscal Year 2024,

DB2/ 50302435.21

[***]. For the avoidance of doubt, [***] of the Amendment Upfront Payment is creditable against any royalties owned with respect to Takeda Fiscal Year 2024.
9.6Taxes.
(a)Tax Withholding. The amounts payable pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by Applicable Law. Takeda shall deduct and withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Novavax is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, it may deliver to Takeda or the appropriate governmental authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Takeda of its obligation to withhold tax. In such case, Takeda shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that Takeda is in receipt of evidence, in a form reasonably satisfactory to Takeda, for example Novavax’ delivery of all applicable documentation at least [***] prior to the time that the Payments are due. If, in accordance with the foregoing, Takeda withholds any amount, it shall pay to Novavax the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send Novavax proof of such payment within [***] following that payment. The Parties will cooperate and use reasonable efforts to reduce, mitigate, or eliminate adverse tax consequences for both Parties. In particular with respect to the initial payment of the milestone payments as set forth in Section 9.2, the Parties acknowledge that Novavax may not be able to deliver its Form 6166 Certification of U.S. Tax Residency to Takeda on a timely manner, and Takeda will therefore discuss with the relevant taxing authority if such delay would be acceptable as a practical manner to the extent that the Parties can reasonably demonstrate that Novavax is an eligible resident of the United States as defined under the applicable tax treaty.
(b)Assignment. If a Party that owes a payment under this Agreement assigns its rights and obligations to any Person and if, solely as a result of such assignment, the withholding or deduction of Taxes required by Applicable Law with respect to payments owed by such assignee under this Agreement is increased, then any amount payable under this Agreement shall be increased to take into account such withheld or deducted taxes as may be necessary so that, after making all required tax withholdings and deductions (including tax withholdings and deductions on amounts payable under this Section 9.6), the payee receives an amount equal to the sum it would have received as of the Effective Date.
9.7Audit. Takeda shall maintain complete and accurate records in sufficient detail to permit Novavax to confirm the accuracy of the calculation of royalties, including the calculation of Net Sales under this Agreement. Upon [***] prior written notice, records for [***] from the end of the Takeda Fiscal Year to which they pertain shall be available for examination; provided that, in no event shall Takeda be required to make available for such examination any records prior to [***]. Such examination shall be during Takeda’s regular business hours, at the expense of Novavax, by an independent certified public accountant selected by Novavax and reasonably acceptable to Takeda; provided, however, that (a) Novavax shall only have the right to request such audit [***], and (b) the sole purpose of such audit is to verify the accuracy of the financial reports and the correctness of payments furnished by Takeda pursuant to this Agreement, and (c) Takeda shall have the right to require such selected auditor to sign a customary non-disclosure agreement before providing such auditor with access to its records and supporting documentation. The selected auditor shall examine the applicable records and supporting documentation to determine the basis and accuracy of payments made or due under this Agreement during the period of time covered by the audit. Upon completion of the audit, the selected auditor will provide both Parties a written report disclosing whether the royalty report(s) covered by the audit, are correct or incorrect, and if incorrect, the specific details concerning any

DB2/ 50302435.21

discrepancies. Any amounts shown to be owed but unpaid shall be paid by Takeda within [***] from the accountant’s report. Any amounts shown to have been overpaid shall be refunded by Novavax within [***] from the accountant’s report. Novavax shall bear the full expense of such audit, unless such audit discloses an underpayment by Takeda of more than [***] of the amount due, in which case Takeda shall bear the full expense of such audit. The audit rights set forth in this Section 9.7 shall survive the termination of this Agreement for [***].
9.8Late Payment; Exchange Rate. All payments due to Novavax hereunder shall be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by Novavax. If Novavax does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to Novavax until the date of payment at a quarterly rate of [***] over the then-current prime rate quoted by Citibank (or its successor) in New York City or the maximum rate allowable by Applicable Law, whichever is lower. The rate of exchange to be used by Takeda in computing the amount of currency equivalent in U.S. Dollars owed to Novavax under this Agreement shall be the average exchange rate as calculated based on the number of Business Days in applicable period as published by the Wall Street Journal, eastern edition.
9.9Takeda Fiscal Year Annual Support Payments and Milestone Payments.
(a)Annual Support Payment.
(i)Subject to the terms and conditions of this Agreement, including Section 13.6, Takeda shall pay Novavax [***] for Takeda Fiscal Year 2025 within [***] after receipt of an invoice from Novavax. Novavax may invoice Takeda for the foregoing amount on or after [***].
(ii)Subject to the terms and conditions of this Agreement, including Section 13.6, for each Takeda Fiscal Year starting with Takeda Fiscal Year 2026, Takeda shall prepay Novavax [***])] within [***] after receipt of an invoice from Novavax. Novavax may invoice Takeda for the foregoing amount on or after the first day of March of each prior Takeda Fiscal Year. For example, Novavax may invoice Takeda the foregoing amount on [***] for the Annual Support Payment for Takeda Fiscal Year 2026. Each of the [***] payments set forth in this Section 9.9(a)(i) and (ii), an “Annual Support Payment.” The Parties acknowledge and agree that unless this Agreement expressly states that Novavax is to be reimbursed or otherwise compensated for Novavax’s FTE costs for providing certain support under this Agreement where the Annual Support Payment is referenced, the Annual Support Payment is intended to cover such Novavax FTE costs but is not intended to cover any actual out-of-pocket costs (which out-of-pocket costs shall remain reimbursable pursuant to purchase orders executed by the Parties). Notwithstanding the foregoing, Novavax shall not, unless otherwise agreed by the Parties in writing, seek reimbursement from Takeda as an actual out-of-pocket Third Party expenses any expenses incurred by Novavax or its Affiliate as a result of delegating to a Third Party any support services for which Novavax or its Affiliates has previously itself been providing to Takeda. The Parties shall in good faith mutually agree on Third Party out-of-pocket costs and expenses that Novavax may incur pursuant to a purchase order prior to Novavax instructing such Third Party to perform such services. For the avoidance of doubt, Novavax shall have no obligation to perform any services delegated for a Third Party to perform that is not covered by a mutually agreed upon purchase order.

DB2/ 50302435.21

(b)Takeda Fiscal Year Annual Milestone Payment Events and Payment. Subject to the terms and conditions of this Agreement, for each Takeda Fiscal Year starting with Takeda Fiscal Year 2025, during the applicable Takeda Fiscal Year, if (a) Takeda receives a Drug Manufacturing and Marketing Approval Letter from the MHLW of a Vaccine in the Takeda Territory for such Takeda Fiscal Year on or before [***] of such Takeda Fiscal Year; or (b) MHLW recommends to use the same Antigen for the Vaccine as used in prior Takeda Fiscal Years and no modifications to the existing Drug Manufacturing and Marketing Approval Letter are required to enable Takeda to continue to Exploit such Vaccine in the Takeda Territory for such Takeda Fiscal Year, Takeda shall notify Novavax (i) within [***] of Takeda’s receipt of the Drug Manufacturing and Marketing Approval Letter; or (ii) in case of (b), within [***] of the First Sale of the Vaccine in such Takeda Fiscal Year; and in each case of (i) or (ii), no later than [***], and Takeda shall pay Novavax the [***] milestone payment (an “Annual Milestone Payment”) within [***] after receipt of an invoice from Novavax. With respect to any such [***] Annual Milestone Payment, the Parties agree and acknowledge that (A) [***] of such payment shall be non-refundable and non-creditable, and (B) [***]] of such payment shall be deemed a non-refundable (except pursuant to Section 13.6(a)(ii)) advance which shall be creditable, at Takeda’s sole discretion, solely against any royalties accrued in and after Takeda Fiscal Year 2025 which are otherwise due and payable as set forth in Section 9.4 and Section 9.5. For the avoidance of doubt, in no event would Takeda pay Novavax under this Section 9.9(b) more than [***] in Annual Milestone Payment for any given Takeda Fiscal Year nor would Takeda be obligated to pay more than one (1) Annual Milestone Payment under this Section 9.9(b) for any given Takeda Fiscal Year or milestone event.
Article 10
INTELLECTUAL PROPERTY MATTERS
10.1Ownership of Inventions. Except for Novavax Inventions and Takeda Inventions (each as defined below in this paragraph), each Party shall own any Inventions made solely by its own employees, agents, Affiliates, or independent contractors in the course of conducting its activities under this Agreement (“Sole Inventions”). Except for Novavax Inventions and Takeda Inventions, the Parties shall jointly own any Inventions that are made jointly by employees, agents, Affiliates or independent contractors of each Party in the course of performing activities under this Agreement (“Joint Inventions”). Inventorship shall be determined in accordance with U.S. patent laws, and ownership shall follow inventorship unless otherwise expressly set forth in this Agreement. Notwithstanding the foregoing, any and all Inventions that (a) (i) solely and specifically relate to Antigen or Adjuvant, including derivatives, variations, or manufacturing processes or uses thereof and are developed with the aid, or require use of, Confidential Information of Novavax, and/or (ii) are improvements of Novavax Technology, shall be owned by Novavax regardless of inventorship (“Novavax Inventions”) and (b) are improvements of Takeda Technology shall be owned by Takeda wherein such improvements were developed without the aid, or requiring the use of, Confidential Information of Novavax (including Confidential Information related to Novavax’ pre-master virus seed or other Starting Materials) (“Takeda Inventions”), regardless of inventorship. Takeda does hereby assign, and shall cause any and all of its Affiliates, subcontractors and sublicensees, and its and their employees, agents, independent contractors to assign, all right and interest to and in such Novavax Inventions to Novavax. Novavax does hereby assign, and shall cause any and all of its Affiliates, subcontractors and sublicensees, and its and their employees, agents, independent contractors to assign, all right and interest to and in such Takeda Inventions to Takeda.
10.2Disclosure of Inventions and Technology. Novavax shall promptly disclose to Takeda any of Novavax’ Sole Inventions [***] to Exploit the Vaccine in the Takeda Territory during the Term and any Novavax Technology conceived, developed or reduced to practice after the Effective Date. Takeda shall promptly disclose to Novavax any of Takeda’s Sole Inventions

DB2/ 50302435.21

that are necessary or reasonably useful to Exploit the Vaccine in the Novavax Territory during the Term and any Takeda Technology conceived, developed or reduced to practice after the Effective Date. With respect to any Joint Inventions, each Party shall promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents, Affiliates or independent contractors describing the Joint Inventions, and all Information and Know-How relating to such Joint Inventions to the extent necessary for the use of such Joint Inventions in the Exploitation of the Vaccine and, to the extent patentable, for the preparation, filing and maintenance of any Patent with respect to such Joint Invention.
10.3Prosecution of Patents.
(a)Novavax Patents. Except as otherwise provided in this Section 10.3(a), Novavax shall have the sole right and authority, [***], to prepare, file, prosecute and maintain the Novavax Patents anywhere in the world, except that, Novavax shall have the first right and Takeda shall have the second right, but not the obligation, to prepare, file, prosecute and maintain the Novavax Patents in the Takeda Territory, to the extent such Novavax Patents Cover the Antigen alone or in co-formulation or combination with the Adjuvant or Adjuvant Components. Solely to the extent a Novavax Patent Covers the Antigen alone or in co-formulation or combination with the Adjuvant or Adjuvant Components, Novavax shall provide Takeda a reasonable opportunity to review and comment on Novavax’ efforts to prepare, file, prosecute and maintain said Novavax Patents in the Takeda Territory, including by providing Takeda with a copy of material communications from any patent authority in the Takeda Territory regarding any said Novavax Patent, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Novavax shall consider Takeda’s comments regarding such communications and drafts in good faith. If Novavax determines in its sole discretion to not file, abandon or not maintain any Novavax Patent that is being or can be prosecuted or maintained by Novavax in the Takeda Territory, then Novavax shall provide Takeda with written notice of such determination within a period of time reasonably necessary to allow Takeda to determine, in its sole discretion, its interest in such Novavax Patent in the Takeda Territory (which notice by Novavax shall be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Novavax Patent with the applicable patent authority). If Takeda provides written notice expressing its interest in taking control of such Novavax Patent Covering the Antigen alone or in co-formulation or combination with the Adjuvant in the Takeda Territory in Novavax’ name as sole owner and assignee, Novavax shall, free of charge, transfer to Takeda the control of such Novavax Patent Covering the Antigen alone or in co-formulation or combination with the Adjuvant in the Takeda Territory. For clarity, as used herein, “prosecution” of any Patent shall include all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.
(b)Takeda Patents. Except as otherwise provided in this Section 10.3(b), Takeda shall have the sole right and authority, at its own expense, to prepare, file, prosecute and maintain the Takeda Patents on a worldwide basis except that, Takeda shall have the first right and Novavax shall have the second right, but not the obligation, to prepare, file, prosecute and maintain the Takeda Patents to the extent such Takeda Patent Covers the composition, Manufacture or use of the Vaccine in the Novavax Territory. Solely to the extent a Takeda Patent Covers the composition, Manufacture or use of the Vaccine, Takeda shall provide Novavax a reasonable opportunity to review and comment on such efforts regarding such Takeda Patents in the Novavax Territory, including by providing Novavax with a copy of material communications from any patent authority regarding such Takeda Patents in the Novavax Territory, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Takeda shall consider Novavax’ comments

DB2/ 50302435.21

regarding such communications and drafts in good faith. If Takeda determines in its sole discretion to not file, abandon or not maintain a Takeda Patent that Covers the composition, Manufacture or use of the Vaccine, that is being or can be prosecuted or maintained by Takeda in the Novavax Territory, then Takeda shall provide Novavax with written notice of such determination within a period of time reasonably necessary to allow Novavax to determine, in its sole discretion, its interest in such Takeda Patent that Covers the composition, Manufacture or use of the Vaccine in the Novavax Territory (which notice by Takeda shall be given no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Takeda Patent with the applicable patent authority). If Novavax provides written notice expressing its interest in taking control of such Takeda Patent that Covers the composition, Manufacture or use of the Vaccine in the Novavax Territory, Takeda shall, free of charge, transfer to Novavax the control of prosecution of such Takeda Patent in the Novavax Territory in Takeda’s name as sole owner and assignee.
(c)Joint Patents. Except as otherwise provided in this Section 10.3(c), Takeda shall have the first right and authority to prepare, file, prosecute and maintain Joint Patents on a worldwide basis at its own expense. [***] shall provide [***] with a reasonable opportunity to review and comment on such efforts regarding such Joint Patent, including by providing [***] with a copy of material communications from any patent authority regarding such Joint Patent, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. [***] shall consider [***] comments regarding such communications and drafts in good faith. If [***] determines in its sole discretion to abandon or not maintain any Joint Patent in any country(ies), then [***] shall provide [***] with written notice of such determination within a period of time reasonably necessary to allow [***] to determine its interest in such Joint Patent in such country(ies) (which notice from [***] shall be given no later than [***] prior to any final deadline for any pending action or response that may be due with respect to such Joint Patent with the applicable patent authority). If [***] provides written notice expressing its interest in taking control of such Joint Patent in such country(ies) that [***] determined to abandon or not maintain, [***] shall, free of charge, transfer to Novavax the control of such Joint Patent in such country(ies). If [***] provides written notice expressing its interest in taking control of a Joint Patent in such country(ies) that [***] determined to abandon or not maintain, [***] may, in its sole discretion, elect to (i) remain the joint owner of such Joint Patent and reimburse [***] within [***] of receipt of an invoice from [***] for [***] of [***] out-of-pocket costs and expenses for prosecution and maintenance of such Joint Patent or (ii) assign to [***] [***]’s joint interest in such Joint Patent subject to reserving for [***] and its Affiliates a non-exclusive, royalty-free, perpetual license, (1) to practice and use the technologies claimed or Covered in such Joint Patent and to make, have made, use, sell, offer for sale, import and otherwise develop, commercialize and exploit any and all products and services for any and all purposes; and (2) to sublicense the same for purposes other than in connection with a COVID-19 vaccine product.
(d)Development Data. Each Party may reference the other Party’s Development Data in any Novavax Patent, Takeda Patent or Joint Patent subject to this Section 10.3.
(e)Cooperation in Prosecution.
(i)Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution and validation efforts provided above in this Section 10.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution, as well as further actions as set forth below. Such assistance and cooperation shall include making a Party’s inventors and other scientific advisors reasonably

DB2/ 50302435.21

available to assist the other Party’s Patent preparation, filing, prosecution and maintenance efforts. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).
(ii)All communications between the Parties relating to the preparation, filing, prosecution or maintenance of Novavax Patents, Takeda Patents and Joint Patents, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patents, shall be considered Confidential Information and subject to the confidentiality provisions of ARTICLE 12.
(iii)Assignments in Novavax Patents and Joint Patents shall be effected as follows: (1) employees or agents of Novavax that are named as inventors on Novavax Patents shall assign their interest in such Patents to Novavax; (2) employees or agents of Takeda or Novavax that are named as inventors on Joint Patents shall assign their interest in such Patents to their respective employer; and (3) employees or agents of Takeda that are named as inventors on Novavax Inventions hereby assign their interest in such Patents to Takeda who in turn hereby assigns to Novavax.
10.4Patent Term Extensions.
(a)In the Takeda Territory. Takeda shall, in its sole discretion, decide for which, if any, of the Novavax Patents (to the extent such Novavax Patent Covers the Antigen alone or in co-formulation or combination with the Adjuvant), Joint Patents and Takeda Patents in the Takeda Territory the Parties should seek Patent Term Extensions. Takeda shall inform Novavax of its decision. Takeda shall be responsible for applying for the Patent Term Extension, unless, with respect to Novavax Patents, the applicable authority requires Novavax to file such application. Novavax shall cooperate fully with Takeda in making such filings or actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension.
(b)In the Novavax Territory. Novavax shall, in its sole discretion, decide for which, if any, of the Novavax Patents in the Novavax Territory the Parties should seek Patent Term Extensions. Solely in the case of Joint Patents for which Takeda has decided to abandon or not maintain prosecution per Section 10.3(a) above, Novavax shall, in its sole discretion, decide for which, if any, of such Joint Patents in the Novavax Territory the Parties should seek Patent Term Extensions. Novavax shall inform Takeda of its decision. Novavax shall be responsible for applying for the Patent Term Extension, for Novavax Patents. Takeda shall cooperate fully with Novavax in making such filings or actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension.
10.5Infringement by Third Parties.
(a)Notification. Each Party shall promptly notify the other Party in writing of any existing, alleged or threatened infringement of any Novavax Patent, Joint Patent or Takeda Patent of which it becomes aware, and shall provide all information in such Party’s possession or control related to such infringement.

DB2/ 50302435.21

(b)Enforcement of Patents.
(i)As between Novavax and Takeda, Takeda shall have the first right (but not the obligation) to take the appropriate steps to enforce any Patent within the Novavax Patents, solely to the extent a Novavax Patent Covers the Antigen alone or in co formulation or combination with the Adjuvant, Takeda Patents and Joint Patents against infringement by a Third Party in the Takeda Territory. Takeda may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. Takeda shall bear the costs of such enforcement. Notwithstanding the foregoing, Novavax will have the right, [***], to be represented in any such action by counsel of its own choice. For the avoidance of doubt, Takeda has the first right to bring suit, action or proceeding in the Takeda Territory with respect to the Novavax Patents, identified in the subcategory for Section 10.5 in Exhibit A. Novavax shall update said subcategory from time to time to include Novavax Patents that Cover the Antigen alone or in co-formulation or combination with the Adjuvant filed after the Effective Date.
(ii)As between Novavax and Takeda, Novavax shall have the sole right (but not the obligation) to take the appropriate steps to enforce (1) any Patent within the Novavax Patents; (2) solely to the extent any Joint Patent Covers the composition, Manufacture or use of the Vaccine in the Novavax Territory, any Joint Patent in the Novavax Territory; and (3) in the case of Joint Patents for which Takeda has decided to abandon or not maintain prosecution per Section 10.3(a) above, any said Joint Patents in the Novavax Territory, to its full extent. Novavax may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. [***] shall bear the costs of such enforcement. Notwithstanding the foregoing, Takeda will have the right, [***], to be represented in any such action by counsel of its own choice.
(iii)If, pursuant to Section 10.5(b)(i), Takeda fails to institute such litigation or otherwise take steps to remedy such infringement within [***] of the date one Party has provided notice to the other Party pursuant to Section 10.5(a) of such infringement or claim, then Novavax shall have the right (but not the obligation), [***], to bring any such suit, action or proceeding by counsel of its own choice and Takeda will have the right, [***], to be represented in any such action by counsel of its own choice. Notwithstanding anything to the contrary contained herein, in no event shall Takeda have any right to bring any suit, action or proceeding with respect to any matter involving infringement of a Patent that Covers the Adjuvant or Adjuvant Components by themselves or methods of manufacture of the Adjuvant or Adjuvant Components (i.e., prior to the first to occur of (i) mixing the Adjuvant Components to produce the Adjuvant or (ii) co-formulation/combination with the Antigen) or a Novavax Patent in the Novavax Territory.
(c)Cooperation; Damages.
(i)If one Party brings any suit, action or proceeding under Section 10.5(b), the other Party agrees to be joined as party plaintiff, if necessary, to prosecute the suit, action or proceeding and to give the first Party reasonable authority to file and prosecute the suit, action or proceeding; provided, however, that neither Party will be required to transfer any right, title or interest in or to any

DB2/ 50302435.21

property to the other Party or any other party to confer standing on a Party hereunder and provided further that the Party agreeing to be joined shall be reimbursed by the Party bringing such action for any reasonable costs and expenses incurred as a result of being joined by providing an invoice on a [***] basis, the undisputed amount of which invoice will be payable within [***] after receipt of such invoice.
(ii)The Party not pursuing the suit, action or proceeding hereunder will provide reasonable assistance to the other Party, including by providing access to relevant documents and other evidence and making its employees available, provided that such Party shall be reimbursed by the Party bringing such action for its reasonable cost and expenses in providing such assistance by providing an invoice on a [***], the undisputed amount of which invoice will be payable within [***] after receipt of such invoice.
(iii)The Party pursuing the suit, action or proceeding shall not, without the prior written consent of the other Party (in its sole discretion), enter into any compromise or settlement relating to any claim, suit or action that it brought under Section 10.5(b) that admits the invalidity or unenforceability of any Novavax Patent, Takeda Patent or Joint Patent, or requires the other Party to pay any sum of money, or otherwise adversely affects the rights of the other Party with respect to such Patents or the Vaccine in the other Party’s Territory.
(iv)Any settlements, damages or other monetary awards (a “Recovery”) recovered pursuant to a suit, action or proceeding brought by Takeda or its Affiliate pursuant to Section 10.5(b)(i) will be allocated first to the costs and expenses of the Party taking such action, and second to the costs and expenses (if any and to the extent not previously reimbursed) of the other Party, with any remaining Recovery amounts (if any) payable to Takeda and being considered as Net Sales.
(v)Any Recovery amounts recovered pursuant to a suit, action or proceeding brought by Novavax or its Affiliate pursuant to Section 10.5(b)(iii) will be allocated first to the costs and expenses of Novavax or its Affiliate, and second to the costs and expenses (if any) of Takeda, with any remaining Recovery amounts (if any) payable to Novavax.
10.6Infringement of Third Party Rights in the Takeda Territory.
(a)Notice. If the Vaccine used, sold, or otherwise Exploited by Takeda, its Affiliates, or sublicensees in the Takeda Territory becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Takeda Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party in writing.
(b)Defense. Takeda shall have the first right, but not the obligation, [***], to defend any such Third Party claim or assertion of infringement as described in Section 10.6(a) above. If Takeda does not commence actions to defend such claim within [***] after it receives notice thereof, then to the extent allowed by Applicable Law, Novavax shall have the right, but not the obligation, to control the defense of such claim by counsel of its choice, at [***]. The non-defending Party shall, [***], reasonably cooperate with the Party conducting the defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney.

DB2/ 50302435.21

(c)Awards.
(i)Any awards or amounts received from defending any such action by Takeda or its Affiliate pursuant to this Section 10.6 shall be allocated first to the costs and expenses of Takeda, and second to the costs and expenses (if any) of Novavax, with any remaining amounts (if any) payable to Takeda and being considered Net Sales.
(ii)Any awards or amounts received from defending any such action by Novavax or its Affiliate pursuant to this Section 10.6 shall be allocated first to the costs and expenses of Novavax or its Affiliate, and second to the costs and expenses (if any) of Takeda, with any remaining amounts (if any) payable to Novavax.
(d)Settlement. The defending Party shall have the exclusive right to settle any claim described in this Section 10.6 without the consent of the other Party, unless such settlement shall have a material negative impact on the other Party (in which case the consent of such other Party shall be required). For the purposes of this Section 10.6(d), any settlement that would involve the waiver of rights of such other Party shall be deemed a material negative impact and shall require the consent of such other Party, such consent not to be unreasonably withheld, delayed or conditioned.
(e)Licenses. In the event that it is determined by any court of competent jurisdiction that the Exploitation of the Vaccine in the Novavax Territory or the Takeda Territory, conducted in accordance with the terms and conditions of this Agreement, infringes, or the JSC determines that such activities are likely to infringe, any valid Patent, copyright, trademark, trade secret, data exclusivity right or other intellectual property right of any Third Party in any Territory, the Parties shall use Commercially Reasonable Efforts to: (i) procure a license from such Third Party authorizing Takeda and its Affiliates and their respective (sub)licensees and (sub)contractors to continue to conduct such Exploitation; or (ii) modify such activities so as to render them non-infringing; provided, that, [***]. [***].
10.7Patent Oppositions and Other Proceedings.
(a)Third Party Patent Rights.
(i)If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of a Patent Controlled by a Third Party and having one or more claims that covers the Vaccine in the Takeda Territory, or the use, sale, Development, Commercialization, Manufacture, offer for sale or importation of the Vaccine in the Takeda Territory (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 10.6, in which case the provisions of Section 10.6 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action. Takeda shall have the first right, but not the obligation, to bring [***] and in its sole control such action in the Takeda Territory. If Takeda does not bring such an action in the Takeda Territory, within [***] of notification thereof pursuant to this Section 10.7(a)(i) (or earlier, if required by the nature of the proceeding), then Novavax shall have the right, but not the obligation, to bring, [***], such action.

DB2/ 50302435.21

(ii)Novavax shall have the sole right to bring any such action in the Novavax Territory.
(iii)The Party not bringing an action under this Section 10.7(a) shall be entitled to separate representation in such proceeding by counsel of its own choice and [***], and shall cooperate fully with the Party bringing such action. Any awards or amounts received in bringing any such action in the Takeda Territory shall be first allocated to reimburse the initiating Party’s expenses in such action, and any remaining amounts (if any) payable to Takeda and being considered Net Sales. Any awards or amounts received in bringing any such action in the Novavax Territory shall belong to Novavax.
(b)Parties’ Patent Rights. If any Novavax Patent, Joint Patent or Takeda Patent that Covers the composition, Manufacture or use of the Vaccine in the Takeda Territory becomes the subject of any proceeding commenced by a Third Party in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 10.6, in which case the provisions of Section 10.6 shall govern), then the Party responsible for filing, preparing, prosecuting and maintaining such Patent as set forth in Section 10.3 hereof, shall control such defense [***]. The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, and to be represented by its own counsel in such proceeding, [***]. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third-Party action [***]. Any awards or amounts received in defending any such action in the Takeda Territory shall be first allocated to reimburse the defending Party’s expenses in such action, and any remaining amounts (if any) payable to Novavax if Novavax is the defending party, and to Takeda if Takeda is the defending party, provided that such amounts shall be considered Net Sales. Any awards or amounts received in defending any such action in the Novavax Territory shall belong to Novavax.
Article 11
REPRESENTATIONS AND WARRANTIES
11.1Mutual Representations, Warranties and Covenants. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date and, as applicable, covenants that:
(a)Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
(b)Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
(c)Authorization. The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, or violate any Applicable Law or any order, writ, judgment, injunction,

DB2/ 50302435.21

decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.
(d)No Further Approval. It is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court, Governmental Authority or other Persons that is necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Governmental Authorities necessary for the Exploitation of the Vaccine as contemplated hereunder).
(e)No Inconsistent Obligations. Neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.
(f)No Debarment. Neither Party nor any of its respective Affiliates has been debarred by the FDA, is not subject to any similar sanction of other Governmental Authorities in its respective Territory, and, to its Knowledge, neither Party nor any of its respective Affiliates has used, or will engage, in any capacity, in connection with this Agreement or any ancillary agreements (if any), any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA. Each Party shall inform the other Party in writing promptly if it or any Person engaged by it or any of its Affiliates who is performing services under this Agreement or any ancillary agreements (if any) is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s Knowledge, is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such Person performing services hereunder or thereunder.
11.2Additional Representations and Warranties of Novavax. Novavax represents and warrants as of the Effective Date:
(a)Novavax has all rights necessary to grant the licenses and sublicenses under the Novavax Technology (including all rights necessary to grant sublicenses under all Upstream Agreements), Joint Technology, Vaccine Trademark and rights of cross-reference under all Regulatory Materials that it grants to Takeda under this Agreement.
(b)The Patents set forth in Exhibit A represent all Patents that Novavax or its Affiliates Control, that have been filed as of the Effective Date, and that Cover any Invention [***] for the Exploitation of the Vaccine in the Takeda Territory as of the Effective Date.
(c)Novavax is the sole and exclusive owner of the entire right, title and interest in the Novavax Patents free of any encumbrance, lien, or claim of ownership by any Third Party.
(d)To its Knowledge, there is no actual or threatened infringement or misappropriation of Novavax Technology by any Person.
(e)To its Knowledge, the Exploitation of the Vaccine as it exists as of the Effective Date in the Takeda Territory will not infringe or misappropriate the Patents or other intellectual property or proprietary rights of any Third Party.

DB2/ 50302435.21

(f)The Novavax Patents are being diligently prosecuted in the patent office in the Takeda Territory in accordance with Applicable Law. The Novavax Patents in the Takeda Territory have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.
(g)To its Knowledge, the conception, development, and reduction to practice of the Regulatory Material by or on behalf of Novavax and the Novavax Technology have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party.
(h)To its Knowledge, Novavax and its Affiliates have presented all references, documents, or information for which they and the inventors had a duty to disclose under the Applicable Law, including 37 C.F.R. § 1.56 or its foreign equivalent to the relevant patent examiner at the relevant patent office for each Novavax Patent.
(i)To its Knowledge, each of the Novavax Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the Applicable Law of the jurisdiction in which such Novavax Patent is issued or such application is pending.
(j)To its Knowledge, all current and former officers, employees, agents, advisors, consultants, contractors or other representatives of Novavax or any of its Affiliates who are inventors of any Novavax Technology have executed and delivered to Novavax or any such Affiliate an assignment of Novavax Patents and other Novavax Technology. To its Knowledge, no current officer, employee, agent advisor, consultant or other representative of Novavax or any of its Affiliates is in violation of any such assignment.
(k)To the extent permissible under Applicable Law, all employees, agents, advisors, consultants or contractors of Novavax or its Affiliates performing activities under this Agreement are and shall be under an obligation to assign all right, title and interest in and to any Sole Inventions of Novavax and Joint Inventions, whether or not patentable, and intellectual property rights therein, to Novavax or its Affiliate(s) as the sole owner thereof.
(l)The Inventions Covered by the Novavax Patents (i) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the U.S. or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f), and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act.
(m)There are no claims, judgments, or settlements against, or amounts with respect thereto owed by, Novavax or any of its Affiliates relating to the Regulatory Materials, Vaccine Trademark or Novavax Technology. No claim or litigation has been brought or threatened by any Person alleging, whether or not asserted, that (i) any of the Novavax Patents is invalid or unenforceable, or (ii) the use of the Regulatory Materials, Novavax Technology or Vaccine Trademark violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person.
(n)Novavax and its Affiliates have provided or made available to Takeda prior to the Effective Date, true, complete, and correct copies in the possession or Control of Novavax or any of its Affiliates of: (i) material non-public documents relating to the prosecution, defense, maintenance, validity, and enforceability of the Novavax Patents; (ii) all material Regulatory Materials; and (iii) all adverse Information with respect to the safety and efficacy of

DB2/ 50302435.21

the Vaccine, and all of the foregoing Information and documents provided are true, correct, and complete.
(o)[***].
(p)Novavax and its Affiliates have generated, prepared, maintained, and retained all Regulatory Materials that are required to be maintained or retained pursuant to and in accordance with GCP as required by the FDA, GLP as required by the FDA and other Applicable Law in the U.S. or EU, and all such information is true, complete and correct and what it purports to be.
(q)To its Knowledge, neither Novavax nor any of its Affiliates, nor any of its or their respective officers, employees, agents, advisors, consultants or other representatives, has made an untrue statement of material fact or fraudulent statement to any Regulatory Authority with respect to the Vaccine, failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Vaccine, or committed an act, made a statement, or failed to make a statement with respect to the Vaccine that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, as set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous or equivalent Applicable Law or policies in the Takeda Territory.
(r)Novavax and its Affiliates have conducted, and have caused their contractors and consultants to conduct, all pre-clinical and Clinical Trials related to the Vaccine in accordance with GLP, GCP and other Applicable Law of the countries in which such pre-clinical and Clinical Trials were or are being conducted; provided that, any deviations or variance from GLP, GCP and other Applicable Law that have been promptly remedied by Novavax or its Affiliates without material ongoing impact on the Vaccine shall not constitute a breach of this representation and warranty.
(s)To its Knowledge, there is no fact, circumstance, data, result or other Information that has not been disclosed to Takeda by Novavax that could [***] affect the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application or request for Regulatory Approval in the Takeda Territory.
(t)Novavax has maintained and has not breached in any material respect any material agreements with Third Parties relating to the Vaccine which would have a material negative impact on Takeda’s rights under this Agreement, including any Upstream Agreements.
(u)With respect to the Adjuvant Components, Novavax has conducted audits of its contract manufacturer organizations (CMO) that will be providing Clinical Trial Materials and Adjuvant Components under this Agreement in accordance with prevailing pharmaceutical industry standards, and has found no circumstances that it believes would be likely to have a material adverse effect on Novavax’ ability to conduct the activities as contemplated by this Agreement.
11.3Covenant of Novavax.
(a)During the Term, Novavax shall not, and shall cause its Affiliates not to, grant to any Third Party rights that encumber, diminish or conflict with the rights granted to Takeda hereunder with respect to the Novavax Technology, Joint Technology, Vaccine Trademark or Regulatory Materials.

DB2/ 50302435.21

11.4Additional Representations and Warranties of Takeda. Takeda represents and warrants as of the Effective Date that:
(a)Takeda is solvent and, subject to approval of the GOJ Funding, has the ability to pay and perform all of its obligations as and when such obligations become due, including payment obligations and other obligations under this Agreement.
(b)To the extent permissible under Applicable Law, all employees, agents, advisors, consultants or contractors of Takeda or its Affiliates performing activities under this Agreement are and shall be under an obligation to assign all right, title and interest in and to any Sole Inventions of Takeda and Joint Inventions, whether or not patentable, and intellectual property rights therein, to Takeda or its Affiliate(s) as the sole owner thereof.
(c)Takeda has all rights necessary to grant the licenses under the Takeda Technology, Joint Technology and rights of cross-reference under all Regulatory Materials that it grants to Novavax under this Agreement.
(d)Takeda is either the sole and exclusive owner of the entire right, title and interest in the Takeda Patents free of any encumbrance, lien, or claim of ownership by any Third Party or the licensee of the Takeda Patents.
(e)To its Knowledge, there is no actual or threatened infringement or misappropriation of Takeda Technology by any Person.
(f)To its Knowledge, all current and former officers, employees, agents, advisors, consultants, contractors or other representatives of Takeda or any of its Affiliates who are inventors of any Takeda Technology have executed and delivered to Takeda or any such Affiliate an assignment of Takeda Patents and other Takeda Technology. To its Knowledge, no current officer, employee, agent advisor, consultant or other representative of Takeda or any of its Affiliates is in violation of any term of such assignment.
(g)To its Knowledge, the use of the Takeda Technology for the Exploitation of the Vaccine in the Takeda Territory does not infringe any intellectual property right of any Third Party.
11.5No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 11, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR AS TO THE VALIDITY OF ANY PATENTS.
Article 12
CONFIDENTIALITY
12.1Nondisclosure. Each Party agrees that, during the Term and for a period of [***] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall (a) maintain in confidence the other Party’s Confidential Information with the same degree of care with which Receiving Party uses to maintain its own Confidential Information of similar kind and value but in all cases no less than a reasonable degree of care, (b) not disclose the other Party’s Confidential Information to any Third Party

DB2/ 50302435.21

without the prior written consent of the Disclosing Party other than to its Affiliates, employees, independent contractors, agents, consultants or sublicensees who have a need to know such Confidential Information to conduct the activities under this Agreement and who are under written obligations of confidentiality at least as restrictive as those set forth in this ARTICLE 12, and (c) not use the other Party’s Confidential Information for any purpose other than in performance of this Agreement.
12.2Exceptions. Confidential Information shall not include any information or materials that the Receiving Party can show by competent evidence:
(a)were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;
(b)were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;
(c)became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of the Receiving Party in breach of such Receiving Party’s confidentiality obligations under this Agreement;
(d)were disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or
(e)were independently discovered or developed by or on behalf of the Receiving Party without the use of the Disclosing Party’s Confidential Information.
12.3Permitted Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:
(a)filing or prosecuting Patents as permitted by this Agreement;
(b)preparing and submitting Regulatory Materials and Regulatory Filings and obtaining and maintaining Regulatory Approvals as permitted by this Agreement;
(c)enforcing, prosecuting or defending a Patent as permitted by this Agreement, including responding to a subpoena in a Third Party litigation;
(d)complying with Applicable Law or court or administrative orders;
(e)enforcing the rights of a Party under this Agreement;
(f)in communications with and applications submitted to the GOJ (provided, that (1) the Receiving Party will either receive written assurance from the GOJ of non-disclosure in accordance with laws applicable to the GOJ or enter into a confidentiality agreement with the GOJ or (2) to the extent such disclosure will not be available to any Third Party or the public pursuant to laws applicable to the GOJ);
(g)in communications with existing or bona fide prospective acquirers, merger partners, lenders, investors, and consultants and advisors of the Receiving Party in

DB2/ 50302435.21

connection with transactions or bona fide prospective transactions with the foregoing, in each case on a need-to-know basis and under appropriate written confidentiality provisions no less stringent than those of this Agreement; or
(h)to its prospective sublicensees or prospective subcontractors and such prospective sublicensees or subcontractor’s consultants, agents and advisors on a need-to-know basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom prior to disclosure must be bound by written obligations of confidentiality and restrictions on use of such Confidential Information that are no less stringent than substantially similar to those set forth in this ARTICLE 12.
If and whenever any Confidential Information is disclosed in accordance with this Section 12.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). If a Receiving Party deems it necessary to disclose Confidential Information of the Disclosing Party pursuant to Section 12.3(a), 12.3(b), 12.3(c), 12.3(d), or 12.3(e), such Receiving Party shall give reasonable advance written notice of such disclosure to the Disclosing Party to permit such Disclosing Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy.
12.4Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties.
12.5Publicity. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby that contains information not previously publicly disclosed in accordance with this Section 12.5 without the [***] consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned.
12.6Securities Filings. Notwithstanding anything to the contrary in this ARTICLE 12, in the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any other jurisdiction or any disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing at least [***] prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related Agreements between the Parties. The Party making such filing shall cooperate in good faith with the other Party to obtain confidential treatment of the terms and conditions of this Agreement or any related agreements between the Parties that the other Party requests be kept confidential or otherwise afforded confidential treatment, and shall only disclose Confidential Information in connection with such filing that it is reasonably advised by counsel is legally required to be disclosed. No such notice shall be required if the description of or reference to this Agreement or a related agreement between the Parties contained in the proposed filing has been included in any previous filing made by the either Party in accordance with this Section 12.6 or otherwise approved by the other Party. Notwithstanding the foregoing, the Parties acknowledge that Novavax will be filing a Form 8-K with the Securities and Exchange Commission in connection with the execution of this Agreement and agrees that the [***] notice requirement set forth in this paragraph shall be waived with respect to such filing. The Parties

DB2/ 50302435.21

acknowledge that Novavax shall provide Takeda with relevant portions of this proposed Form 8-K filing that relates to the execution of this Agreement at least [***] prior to such filing.
12.7Relationship to Confidentiality Agreement. This Agreement supersedes the Mutual Confidential Disclosure Agreement between Novavax and Takeda, dated [***], as amended by the First Amendment to Mutual Confidential Disclosure Agreement dated [***]; provided, however, that all “Confidential Information” disclosed or received by the Parties and their Affiliates thereunder shall be deemed Confidential Information hereunder and shall be subject to the terms and conditions of this Agreement.
12.8Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this ARTICLE 12. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this ARTICLE 12.
12.9Publications.
(a)Publication Plan. Takeda shall have the right to publish summaries of, and papers and presentations regarding data and results of all Clinical Trials conducted by or on behalf of Takeda with respect to the Vaccine in the Takeda Territory after the Effective Date; provided, however, that Novavax shall have the right to review all proposed publications [***] prior to submission of such publication. Novavax shall have the right to review, comment on and approve each such proposed publication or presentation for accuracy and to ascertain whether such proposed publication or presentation includes any disclosure of Novavax’ Confidential Information. Novavax shall have the right to request Takeda in writing to remove any of its Confidential Information prior to submission for publication or presentation. Takeda shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of Novavax pursuant to Novavax’ written request. For clarity, publications and presentations referenced in this Section 12.9 do not include Regulatory Filings. The Parties shall discuss and reasonably cooperate in order for Takeda to publish summaries of Clinical Trials data and results as required under Applicable Law on the Clinical Trial registry.
(b)Publication Guidelines. All publications relating to the Vaccine shall be prepared, presented and published in accordance with pharmaceutical industry accepted guidelines including: (i) International Committee of Medical Journal Editors (ICMJE) guidelines, (ii) Uniform Requirements for Manuscripts Submitted to Biomedical Journals: Writing and Editing for Biomedical Publication, (iii) Pharmaceutical Research and Manufacturers of America (PhRMA) guidelines, and (iv) Principles on Conduct of Clinical Trials.
12.10Clinical Trial Transparency. Both Parties agree to collaborate to maintain compliance with all Applicable Laws related to clinical trial transparency, as well as any industry guidelines/codes of conduct, or other obligations that may apply to either the sponsor of any Clinical Trial and/or the owner of any Regulatory Approval, all as relates to the Vaccine. The Parties shall cooperate to maintain clinical trial transparency consistent with each sponsor’s Clinical Trial registration, summary result, and data sharing transparency policies and will support disclosure of information as needed based on the needs of the sponsors of the study or the Regulatory Approval holder with respect to the Vaccine.

DB2/ 50302435.21

Article 13
TERM AND TERMINATION
13.1Term. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until terminated by either Party pursuant to this ARTICLE 13 (the “Term”).
13.2Unilateral Termination by Takeda. Upon the earlier of (a) [***] and (b) the date during the Post-Pandemic Period on which Takeda or its Affiliate receives Regulatory Approval for the Vaccine in the Takeda Territory, Takeda shall have the right to terminate this Agreement in its entirety, for any or no reason upon providing [***] prior written notice to Novavax. Notwithstanding the foregoing, in the event that Takeda provides such a notice of termination, Novavax may, in its sole discretion, elect to reduce the applicable notice period set forth above.
13.3Termination for Material Breach.
(a)Either Party (the “Non-Breaching Party”) may terminate this Agreement in its entirety in the event the other Party (the “Breaching Party”) has materially breached this Agreement with respect to the Vaccine in such country, and such material breach has not been cured within [***] (or [***] in the case of an undisputed failure to make any payment due and payable under this Agreement) after receipt of written notice of such breach by the Breaching Party from the Non-Breaching Party, in each case subject to the toll set forth in Section 13.3(b) if applicable (the “Cure Period”). The written notice describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 13.3(a) shall immediately become effective at the end of the Cure Period, unless the Breaching Party has cured such material breach prior to the expiration of such Cure Period, or, if such material breach is not susceptible to cure within the Cure Period, then, the Non-Breaching Party’s right of termination shall be suspended only if and for so long as the Breaching Party provides to the Non-Breaching Party a written plan during the Cure Period that is reasonably calculated to effect a cure of such material breach, such plan is accepted by the Non-Breaching Party (such acceptance not to be unreasonably withheld, conditioned, or delayed), and the Breaching Party commits to and carries out such plan.
(b)If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that disputes whether there has been a material breach may contest the allegation in accordance with ARTICLE 14. Notwithstanding anything to the contrary contained in Section 13.3(a), the Cure Period for any disputed breach will toll until such Dispute is resolved pursuant to ARTICLE 14, and it is understood and acknowledged that, during the pendency of such Dispute, all of the rights and licenses granted under this Agreement together with the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement.
13.4Termination by Takeda for Safety Reasons. Takeda shall have the right to terminate this entire Agreement at any time upon providing [***] prior written notice to Novavax (a) if senior executives responsible for Takeda’s pharmacovigilance and clinical science functions determine in good faith that the risk/benefit profile of the Vaccine is such that the Vaccine cannot continue to be Developed or administered to patients safely; or (b) upon the occurrence of serious adverse events related to the use of the Vaccine that causes Takeda to reasonably conclude that the continued use of the Vaccine by patients will result in patients being exposed to a product in which the risks outweigh the benefits; provided Takeda shall consider in good faith any written request by Novavax to discontinue Development or administration of Vaccine due to similar reasons affecting the Novavax Territory that caused Novavax to stop the

DB2/ 50302435.21

Development and administration of the Vaccine in the Novavax Territory (“Novavax Discontinuation Request”). During the [***] notice period, the Parties shall begin to wind-down their respective activities under the Agreement. Notwithstanding anything to the contrary in this Agreement, with respect to termination by Takeda pursuant this Section 13.4, Takeda shall be relieved from making any milestone payments to Novavax under ARTICLE 9 to the extent the milestone trigger event occurs after Takeda provides Novavax with a notice of termination hereunder.
13.5Termination for Bankruptcy.
(a)Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than [***].
(b)All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) shall perform all of the obligations in this Agreement intended to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided for under the Bankruptcy Laws, and the non-bankrupt Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the non-bankrupt Party copies of all Patents, Know-How and information necessary for the non-bankrupt Party to prosecute, maintain and enjoy its rights under the terms of this Agreement; provided that non-bankrupt party continues to fulfill its payment obligations under ARTICLE 9 as specified herein in full. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 13.5 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.
13.6Effects of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies.
(a)Consequences of Termination by Novavax or Takeda. In the event of termination of this Agreement for any reason:

DB2/ 50302435.21

(i)All rights and licenses granted herein shall terminate and Takeda shall cease any and all Development, Manufacturing, and Commercialization activities with respect to the Vaccine in the Takeda Territory as soon as reasonably practical in accordance with Applicable Law and the agreed upon wind-down plan adopted by the JSC pursuant to Section 13.6(a)(iii);
(ii)All payment obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination; provided that, to the extent that there are any prepaid amounts under Section 9.9(b) that has not been credited by Takeda against royalties or the [***] portion of any Annual Milestone Payment due to Novavax under this Agreement (including with respect to any Vaccines sold off pursuant to Section 13.6(a)(iv)), then Takeda will be entitled to submit to Novavax an invoice for such amount up to [***], and Novavax shall pay undisputed amount of such invoice within [***] of receipt of such invoice;
(iii)The JSC shall coordinate the wind-down of Takeda’s efforts under this Agreement, and Takeda, as soon as reasonably practical after the effective date of such termination, shall provide to Novavax, as applicable and to the extent permitted under any applicable Third Party contract, (1) any information, materials, and data, including copies of all Clinical Trial data and results, and all other information and the like developed by or for the benefit of Takeda relating to solely to the Vaccine, including control of, and all information relating to, the global safety database, and (2) other documents to the extent relating solely to the Vaccine that are necessary in the continued Development, Commercialization and Manufacture of such Vaccine (including material documents and agreements relating to the sourcing and Manufacture of the Vaccine or, to the extent the First Sale of the Vaccine has occurred, for sale, promotion, distribution, or use of such Vaccine) throughout the Takeda Territory. Takeda shall reasonably cooperate with Novavax to transfer such material information, materials, data and documents. At Novavax’ written request, Takeda shall use Commercially Reasonable Efforts to assign to Novavax any and all agreements to which Takeda, or its Affiliate, and a Third Party are parties, and that relate solely to the Development, Commercialization and Manufacturing activities conducted in connection with the Vaccine prior to such termination, provided, that if such assignment is not practical, the Parties shall discuss in good faith an alternative solution to enable Novavax to receive, at Novavax’ expense, the benefit of the terms of such non-assignable agreement;
(iv)Takeda shall have the right to sell or otherwise dispose of any inventory of the Vaccine on hand at the time of such termination or in the process of Manufacturing, which shall be recorded in accordance with Section 9.4(b);
(v)Takeda shall assign and transfer any and all of its rights in the Vaccine Trademarks in the Takeda Territory and Regulatory Approvals for the Vaccine to Novavax;
(vi)Takeda shall transfer to Novavax any and all Regulatory Materials solely related to the Vaccine, including any INDs, Regulatory Filings or Regulatory Approvals. To the extent Takeda Controls any Regulatory Materials that are necessary for the Development, Manufacturing or Commercialization of the Vaccine that are not solely related to such Vaccine, Takeda shall grant Novavax a right of reference to such Regulatory Materials, solely to the extent

DB2/ 50302435.21

such reference is necessary for Novavax to Develop, Manufacture and Commercialize such Vaccine; and
(vii)Novavax shall have the right to assume all preparation, filing prosecution, maintenance, and enforcement activities under ARTICLE 10 with respect to Novavax Patents. Takeda shall cooperate with Novavax and provide Novavax with reasonable assistance with the transfer of such activities. The step-in rights granted to Novavax with respect to Joint Patents under Sections 10.3(c), 10.5(b) and 10.6(b) shall remain in effect.
(b)
(c)Additional Consequences of Termination.
(i)In addition to the consequences set forth in Section 13.6(a), upon termination by Novavax pursuant to Section 13.3 or Section 13.5, Takeda shall grant to Novavax a non-exclusive, non-transferable, fully-paid, perpetual license or sublicense, as applicable, with the right to grant sublicenses (through multiple tiers) under the Takeda Technology and Takeda’s right in the Joint Technology solely for the purposes of Exploiting the Vaccine anywhere in the world.
(ii)In addition to the consequences set forth in Section 13.6(a), upon termination by Takeda pursuant to Section 13.2 or by Novavax pursuant to Section 13.3, (1) the Parties shall discuss and negotiate in good faith a commercially reasonable supply agreement for Takeda to Manufacture and supply to Novavax the Vaccine for distribution in the Takeda Territory and (2) in lieu of Section 13.6(a)(iv), Takeda shall, at Novavax’ sole discretion, sell and transfer its inventory of Vaccine existing as of the termination date to Novavax at a price equal to [***] for such inventory.
13.7Remedies. Notwithstanding anything to the contrary in this Agreement, except as otherwise set forth in this Agreement, termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination, or prejudice either Party’s right to obtain performance of any obligation. Each Party shall be free, pursuant to ARTICLE 14, to seek, without restriction as to the number of times it may seek, damages, expenses and remedies that may be available to it under Applicable Law or in equity and shall be entitled to offset the amount of any damages and expenses obtained against the other Party in a final determination under Section 14.3, against any amounts otherwise due to such other Party under this Agreement.
13.8Survival. In the event of termination of this Agreement, in addition to the provisions of this Agreement that continue in effect in accordance with their terms, the following provisions of this Agreement shall survive: ARTICLE 1 (to the extent such definitions are used), Section 5.3(a), Section 5.4 (for the period of time set forth therein), Section 6.6 (for so long as Takeda remains the MAA holder of the Vaccine in the Takeda Territory and for so long as Takeda is required to maintain the safety database under Applicable Law), Section 7.6, Section 8.2(o), Section 8.2(p), Section 9.4 (for so long as Takeda incurs Net Sales for the Vaccine in the Takeda Territory pursuant to Section 13.6(a)(iv)), Section 9.7 (for the period of time set forth therein), Section 9.8, Section 10.1, ARTICLE 10 (with respect to Joint Patents), ARTICLE 12 (for the period of time set forth in Section 12.1), Sections 13.6 through 13.8 (inclusive), ARTICLE 14, ARTICLE 15, Section 16.2, and Sections 16.6 through 16.15 (inclusive).

DB2/ 50302435.21

Article 14
DISPUTE RESOLUTION
14.1Exclusive Dispute Resolution Mechanism. Except as expressly set forth in this Agreement, the Parties agree that the procedures set forth in this ARTICLE 14 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder (each, a “Dispute”, and collectively, the “Disputes”) that is not resolved through good faith negotiation between the Parties.
14.2Resolution by Novavax’ Chief Executive Officer and Takeda’s President of the Global Vaccine Business Unit. Except as otherwise provided in this Section 14.2, in the event of any Dispute, regarding the construction or interpretation of this Agreement, or the rights, duties or liabilities of either Party hereunder, in each case with respect to which neither Party has final decision-making authority hereunder, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***], either Party may, by written notice to the other Party, refer the Dispute to Novavax’ Chief Executive Officer and Takeda’s President of the Global Vaccine Business Unit for attempted resolution by good faith negotiation within [***] after such notice is received. Each Party may, in its sole discretion, seek resolution of such Dispute that is not resolved under this Section 14.2 in accordance with Section 14.3.
14.3Litigation. Any unresolved Dispute that was subject to Section 14.2, shall be brought exclusively in a court of competent jurisdiction, federal or state, located in [***], and in no other jurisdiction. Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.
14.4Waiver of Right to Jury Trial. In connection with the Parties’ rights under Section 14.3, EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.
14.5Equitable Relief. Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order, a preliminary injunction or specific performance from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the court.
14.6Payment Tolling. During the pendency of any dispute resolution proceeding between the Parties carried out in good faith under this ARTICLE 14, the obligation of one Party to make any payment under this Agreement to the other Party, which payment is the subject, in whole or in part, to such dispute resolution proceeding, shall be tolled until the final outcome of such Dispute has been established.
14.7Confidentiality. Any and all activities conducted under Section 14.2 14.3 or 14.5, including any and all proceedings and decisions under Section 14.3 or 14.5, shall be deemed Confidential Information of each of the Parties, and shall be subject to ARTICLE 12.

DB2/ 50302435.21

Article 15
INDEMNIFICATION; LIMITATION OF LIABILITY
15.1Indemnification by Takeda. Takeda hereby agrees to defend, indemnify and hold harmless Novavax and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each, an “Novavax Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys’ fees (collectively, the “Losses”), to which any Novavax Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise directly or indirectly out of: [***].
15.2Indemnification by Novavax. Novavax hereby agrees to defend, indemnify and hold harmless Takeda and its Affiliates and each of their respective directors, officers, employees, agents and representatives (each, a “Takeda Indemnitee”) from and against any and all Losses to which any Takeda Indemnitee may become subject as a result of any Claim to the extent such Losses arise directly or indirectly out of: [***].
15.3Indemnification Procedures.
(a)Notice. [***] after a Novavax Indemnitee or a Takeda Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim, such Indemnitee shall give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Section 15.1 or 15.2, as applicable (the “Indemnifying Party”); provided, that, an Indemnitee’s delay in providing or failure to provide such notice will not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.
(b)Defense. Upon receipt of notice under Section 15.3(a) from the Indemnitee, the Indemnifying Party shall have the duty to either settle or defend, at its own expense and using its own counsel (reasonably satisfactory to Indemnitee), such Claim. The Indemnifying Party shall promptly (and in any event not more than [***] after receipt of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation to indemnify (which notice shall not be deemed or construed to be an admission of liability, either under this ARTICLE 15 or otherwise) the Indemnitee with respect to the Claim and of its intention either to settle or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, the Indemnifying Party is not liable to the Indemnitee for the fees of Indemnitee’s counsel or any other expenses subsequently incurred by the Indemnitee in connection with such Claim, other than the Indemnitee’s reasonable expenses of investigation and cooperation. Notwithstanding the foregoing, Indemnitee shall have the right to employ its own counsel at its own expense to participate in defending the Claim.
(c)Cooperation. The Indemnitee shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim. The Indemnifying Party shall keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim, to the extent the Indemnitee is not participating in the defense of such Claim, and conduct the defense of such Claim in a prudent manner.
(d)Settlement. If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without [***]. Notwithstanding the foregoing, the Indemnitee’s consent shall not be required of a settlement where: (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the

DB2/ 50302435.21

Indemnitee; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnitee’s rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, the Indemnitee may settle such Claim on such terms as it deems appropriate [***], and the Indemnifying Party shall be obligated to indemnify the Indemnitee as provided in this ARTICLE 15, including any settlement amounts.
15.4Insurance. Each Party shall, at its own expense, procure and maintain during the Term and for a period of [***] thereafter, insurance policy(ies) from an insurer that has a rating of A-Viii in the most current edition of Best’s Insurance Guide, or equivalent, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with the type of coverages set forth below. Such insurance shall not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this ARTICLE 15. Each Party shall provide the other Party with written evidence of such insurance or self-insurance upon written request. The coverages required below shall not be construed to limit or circumvent Third Party’s indemnification obligations under the provisions of this Agreement. [***].

Type of Coverage	Amount
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***].]	[***]
[***].]	[***]

15.5Limitation of Liability. [***].
Article 16
MISCELLANEOUS
16.1Designation of Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
16.2Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required and delivery prepaid), in each case, to the parties at the following addresses, or by email with confirmation of receipt (which confirmation shall not be unreasonably withheld, conditioned or delayed) to the email address specified below.

DB2/ 50302435.21

(a)If to Takeda:
Takeda Pharmaceutical Company Limited
1-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo
103-8668, Japan
Attention: Head, Vaccine Business Unit • Japan Pharma Business Unit
Email: [***]
with copies to:
Takeda Pharmaceuticals U.S.A., Inc.
1200 Lakeside Drive
Bannockburn, IL 60015
Attention: Vice President, Head Counsel, U.S. Corporate and Commercial Contract
Email: [***]
Takeda Pharmaceutical Company Limited
1-1, Nihonbashi-honcho 2-chome, Chuo-ku
Tokyo, 103-8668, Japan
Attention: Regional General Counsel, Japan
Email: [***]
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110-1726
Attention: [***].]
Email: [***]
(b)If to Novavax:
Novavax, Inc.
700 Quince Orchard Rd.
Gaithersburg, MD 20878
Attn: [***]
Email: [***]
16.3Change in Control. Either Party (or its successor) shall provide notice to the other Party of its Change of Control within [***] after the date upon which such Change of Control closes or otherwise becomes effective. Public disclosure of such Change of Control shall be deemed to be sufficient notice under this Section 16.3.
16.4Force Majeure.
(a)Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the

DB2/ 50302435.21

nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists for more than [***], then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.
(b)Without limiting Section 16.4(a), for sake of clarity, the Parties acknowledge and agree that a Party’s ability to perform its obligations under this Agreement after the Effective Date may be affected by the COVID-19 pandemic (the “COVID-19 Effect”) ongoing at the time of execution of this Agreement, and as such, the Parties understand and acknowledge that if a Party is actually delayed or prevented from performing any of its obligations under this Agreement due to a COVID-19 Effect to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the such Party, such non-performing Party will not be liable for breach of this Agreement with respect to such non-performance; provided that such non-affected Party will notify the other Party of such prevention as soon as reasonably practical, and will promptly undertake all reasonable efforts necessary to cure such COVID-19 Effect and resume performance of its obligations hereunder. Without limiting the foregoing, but subject to rights and remedies available to a Party hereunder, the Parties will agree on extensions to timeframes set forth in this Agreement to account for delays in carrying out activities and obligations hereunder to the extent such delays are a result of disruptions to business caused by a COVID-19 Effect or related laws and regulations.
16.5Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the [***] consent of the other, except that a Party may make such an assignment without the other Party’s [***] to its Affiliate or to a successor to substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any successor or assignee of rights, obligations or this Agreement permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights, obligations or this Agreement, as applicable. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.5 shall be null, void and of no legal effect.
16.6Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
16.7English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement, shall be in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control. Takeda may provide copies of certain Regulatory Documentation translated into English to the extent such translation exists and was created for Takeda’s internal use. Notwithstanding the foregoing, the original copy of certain Regulatory Documentation for the Takeda Territory may be in a foreign language, such foreign language version shall govern with respect to such Regulatory Documentation.
16.8Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on

DB2/ 50302435.21

behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.
16.9Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.
16.10Relationship of the Parties. It is expressly agreed that Novavax and its Affiliates, on the one hand, and Takeda and its Affiliates, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, including for tax purposes. Neither Novavax nor Takeda shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment shall be for the account and expense of such Party.
16.11Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to calendar days. The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” “includes” or “for example” shall not limit the generality of any description preceding such term and as used herein shall have the same meaning as “including, but not limited to” or “including, without limitation.” The words “will” and “shall” as used in this Agreement are deemed to be interchangeable. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.
16.12Governing Laws. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of [***], without giving effect to any choice of law principles that would require the application of the laws of a different state.
16.13Entire Agreement. This Agreement, including the Exhibits hereto, together with the release dated as of the Amendment Effective Date, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and amend the Prior Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration,

DB2/ 50302435.21

amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any inconsistency between the body of this Agreement and either any Exhibits to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibit or ancillary agreement, the terms contained in this Agreement shall control.
16.14Headings. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.
16.15Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile,.pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.
[Signature Page Follows]

DB2/ 50302435.21

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

NOVAVAX, INC.	TAKEDA PHARMACEUTICAL COMPANY LIMITED
By: ______________________________	By:______________________________
Name: Elissa Fuller Title: Senior Vice President Global Strategic Alliances and Business Development	Name: Tsuyoshi Yurita Title: Head, Business Unit 1 JPBU

Exhibit A: Novavax Patents as of Effective Date

[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit A setting forth the patents has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit B:
[Removed as of Amendment Effective Date]

Exhibit C: Upstream Agreements
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit C setting forth the upstream agreements has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit D: Post-Pandemic Period Takeda Territory(ies)
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit D setting forth the Post-Pandemic Period Takeda Territory(ies) has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit E: Initial Technology Transfer Plan

[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit E setting forth the initial Technology Transfer Plan has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit F: Development Plan as of Effective Date

[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit F setting forth the initial Development Plan as of Effective Date has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit G: Clinical Scrum Sample Terms and SOW

[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit G setting forth the Clinical Serum Sample Terms and SOW has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit H

[Removed as of Amendment Effective Date]

Exhibit I: Starting Material, Analytical Material, and Testing Support Terms
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit I setting forth the starting material supply terms and testing support terms has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit J: Arbitration Procedure

The arbitration shall be conducted pursuant to the [***] on an expedited basis. Notwithstanding those rules, the arbitration shall be conducted by a single arbitrator, with at least seven (7) years of experience arbitrating disputes in drug product licenses and collaborations, selected by mutual agreement of the Parties within [***] after the written election to arbitrate. If the Parties fail to agree within such [***] period, each Party shall select [***] with the foregoing experience to act as arbitrator, and the [***] so selected shall select a [third] arbitrator with such experience within [***] after the written election to arbitrate. If the arbitrators selected by the Parties are unable or fail to agree upon the [***] arbitrator within the allotted time, the third arbitrator with the foregoing experience shall be appointed by [***] in accordance with its rules. All arbitrators shall serve as neutral, independent and impartial arbitrators. The [***] arbitrator or panel of [***] arbitrators, as the case may be, are hereinafter referred to as “Arbitrator.” Neither Party shall engage in ex parte contact with the Arbitrator. Each Party shall submit a proposed resolution of the term or set of terms for which the Parties have failed to reach agreement. The Arbitrator shall make a determination within [***] after being selected, provided that such determination is not inconsistent with the terms of the Agreement. The decision of the Arbitrator shall be final and binding upon the Parties, and a Party may petition a court to correct or vacate the decision only upon grounds that an award contained therein was procured by corruption, fraud or other undue means and may not petition a court to correct or vacate the decision for failure of the Arbitrator to apply the law or any other grounds or reasons. Judgment may be entered on the decision in any court of competent jurisdiction upon the application of any affected Party where applicable.